DEFINITIVE PROXY STATEMENT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

FAT BRANDS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

November 3, 2023

To the Stockholders of FAT Brands Inc.:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of FAT Brands Inc., a Delaware corporation (the “Company”), has been scheduled for Thursday, December 14, 2023 at 2:00 p.m. Pacific Time, to be held at the Company’s corporate offices located at 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, for the following purposes:

1.	To elect the 14 nominees for director named in the accompanying proxy statement.
2.	To approve an amendment and restatement of the Company’s 2017 Omnibus Equity Incentive Plan.
3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.
4.	To ratify the appointment of Macias Gini & O’Connell, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

The Board of Directors has fixed the close of business on October 24, 2023 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponements thereof. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please provide your proxy by following the instructions described in the accompanying proxy statement.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on December 14, 2023: The Proxy Statement and 2022 Annual Report on Form 10-K are available online at http://ir.fatbrands.com/financial-information/annual-reports.

Your vote is very important, regardless of the number of shares you own. In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials unless you request to receive them in accordance with the instructions provided in the Notice. The Notice contains instructions on how to access and review all of the important information contained in the proxy materials over the Internet. The Notice also instructs how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K, follow the instructions for requesting such materials included in the Notice.

By order of the Board of Directors,

Allen Z. Sussman
Secretary

i

FAT BRANDS INC.

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

ANNUAL MEETING OF STOCKHOLDERS

December 14, 2023

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

The accompanying proxy is solicited by the Board of Directors (the “Board”) of FAT Brands Inc., a Delaware corporation (“we”, “us”, “our” or the “Company”), for use at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, December 14, 2023 at 2:00 p.m. Pacific Time at the Company’s corporate offices located at 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, and at any adjournment or postponements thereof.

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we are making this proxy statement available to our stockholders electronically via the Internet. On or about November 3, 2023, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to the holders of our Class A Common Stock and Class B Common Stock as of the close of business on October 24, 2023 (the “record date”), other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access over the Internet an electronic copy of our proxy materials, including this proxy statement and our 2022 Annual Report on Form 10-K. The Notice also contains instructions on how to request a paper copy of our proxy materials. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of the Annual Meeting. The Notice provides instructions on how to cast your vote.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE USING ONE OF THE METHODS DESCRIBED IN THE NOTICE.

Who is entitled to vote?

If you were a holder of FAT Brands Inc. Class A Common Stock or Class B Common Stock at the close of business on October 24, 2023 (the “record date”), either as a stockholder of record or as the beneficial owner of shares held in street name, you may direct a vote at the Annual Meeting. As of the record date, we had outstanding and entitled to vote 15,518,518 shares of Class A Common Stock and 1,270,805 shares of Class B Common Stock. Stockholders will have the right to one vote per share of Class A Common Stock and 2,000 votes per share of Class B Common Stock held as of the record date. Our Class A Common Stock and Class B Common Stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.

What does it mean to be a stockholder of record or beneficial holder and who can vote in person at the meeting?

Stockholder of Record: Shares Registered in Your Name. If on the record date, your shares were registered directly in your name with the Company’s transfer agent, VStock Transfer, then you are a stockholder of record and you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure that your vote is counted.

Beneficial Holder: Owner of Shares Held in Street Name: If, on the record date, your shares were held in an account at a broker, bank, or other financial institution (collectively referred to as “broker”), then you are the beneficial holder of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial holder, you have the right to direct your broker on how to vote the shares in your account. As a beneficial holder, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

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What constitutes a quorum?

Our Bylaws require that a quorum – that is, the holders of a majority of the voting power of the issued and outstanding shares of our capital stock entitled to vote at the Annual Meeting – be present, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).

How do I vote by proxy before the meeting?

Before the meeting, you may vote your shares in one of the following three ways if your shares are registered directly in your name with our transfer agent, VStock Transfer.

●	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.
●	By Internet at http://www.vstocktransfer.com/proxy. You may log-on using the control number printed on the proxy card. Voting will be open until 11:59 pm (ET) on December 13, 2023.
●	By electronic mail at Vote@vstocktransfer.com or facsimile at 646-536-3179. Please mark, sign and date your proxy card and send a copy via e-mail attachment or facsimile.

Please refer to the proxy card for further instructions on voting via the Internet and by telephone. Please follow the directions on your proxy card carefully.

May I vote my shares in person at the Annual Meeting?

Attendance at the Annual Meeting will be limited to stockholders or their proxy holders. If you are a proxy holder for a stockholder of record whose shares are registered in his or her name, you must provide a copy of a proxy from the stockholder of record authorizing you to vote such shares. If you are a beneficial holder who holds shares through a broker, bank or similar organization, you must provide proof of beneficial ownership as of the close of business on the record date, such as a brokerage or bank account statement, a copy of the proxy from the broker or other agent, or other similar evidence of ownership. Each attendee must also present valid photo identification, such as a driver’s license or passport. Cameras and recording devices will not be permitted at the Annual Meeting.

How can I revoke my proxy?

If you are a stockholder of record and have sent in your proxy, you may change your vote by revoking your proxy by means of any one of the following actions which, to be effective, must be taken before your proxy is voted at the Annual Meeting:

●	Sending a written notice to revoke your proxy to the Company’s Secretary at our corporate offices. To be effective, we must receive the notice of revocation before the Annual Meeting commences.
●	Transmitting a proxy by mail at a later date than your prior proxy. To be effective, the Company must receive the later dated proxy before the Annual Meeting commences. If you fail to date or to sign that later proxy, however, it will not be treated as a revocation of an earlier dated proxy.
●	Attending the Annual Meeting and voting in person or by proxy in a manner different than the instructions contained in your earlier proxy.

If you are a beneficial holder you may submit new voting instructions by contacting your broker. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the broker giving you the right to vote the shares.

What will happen if I do not vote on a proposal?

A properly executed proxy received by us prior to the Annual Meeting, and not revoked, will be voted as directed by the stockholder on that proxy. If a stockholder provides no specific direction with respect to a proposal, a properly completed proxy returned by a stockholder will be voted in accordance with the Board of Directors’ recommendations as set forth in this proxy statement. As of the date of this proxy statement, we are not aware of any matters to be voted on at the Annual Meeting other than as stated in this proxy statement and the accompanying notice of Annual Meeting. If any other matters are properly brought before the Annual Meeting, the proxy card gives discretionary authority to the persons named in it to vote the shares in their own discretion.

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What vote is required to approve each item?

Proxies marked as abstentions or withheld votes will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares on one or more proposals at the Annual Meeting (a “broker non-vote”), such shares will still be counted in determining whether a quorum is present. Brokers or other nominees who hold shares in “street name” for the beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or other “non-routine” proposals without specific instructions from the beneficial owner. Of the matters on the agenda for the Annual Meeting, only the ratification of the selection of our auditors is considered to be a “routine” proposal for the purposes of brokers exercising their voting discretion.

Proposal No. 1 – Election of Directors. Provided that a quorum of the stockholders is present in person or by proxy at the Annual Meeting, a plurality of the votes cast is required for the election of directors. As a result, the nominees who receive the highest number of votes cast for director will be elected. Withheld votes, abstentions and broker non-votes will have no effect on the results of the election of directors.

Proposal No. 2 – Vote to Amend and Restate 2017 Omnibus Equity Incentive Plan. The affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required for the approval of this proposal. This proposal is considered to be a “non-routine” matter, so if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent will not have discretionary authority to vote your shares on this proposal. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the results of this proposal.

Proposal No. 3 – Non-Binding Advisory Vote on the Compensation of Named Executive Officers. The affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required for the approval of this proposal. This proposal is considered to be a “non-routine” matter, so if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent will not have discretionary authority to vote your shares on this proposal. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the results of this proposal.

Proposal No. 4 – Vote for the Ratification of Selection of Independent Public Accounting Firm. The affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required for the ratification of the selection of Macias Gini & O’Connell, LLP. This proposal is considered to be a “routine” matter, so if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent will have discretionary authority to vote your shares on this proposal. Abstentions will have the same effect as a vote against this proposal.

Other Items. For any other item of business that may be presented at the Annual Meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. Broker non-votes will have no effect on the results of such a proposal.

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Can I exercise rights of appraisal or other dissenters’ rights at the Annual Meeting?

No. Under Delaware law, holders of our voting stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of any of the proposals to be presented at the Annual Meeting.

Who is paying for this proxy solicitation?

The Company will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular employees in person, or by mail, courier, telephone or facsimile. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

What does it mean if I receive more than one Notice of Annual Meeting?

Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. In that event, you will receive multiple copies of this proxy statement and multiple proxy cards. If you want all of your votes to be counted, please be sure to sign, date and return all of those proxy cards.

What does it mean if multiple members of my household are stockholders but we only received one Notice of Annual Meeting or set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice of Internet Availability of Proxy Materials, you may contact us at our corporate offices at 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, Attention: Corporate Secretary.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will be asked to elect the entire Board of Directors, consisting of 14 persons, to serve until the 2024 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The names of the 14 nominees for director and their current positions and offices with the Company are set forth below. Detailed biographical information regarding each of these nominees is provided in this proxy statement below under the heading “The Board of Directors.”

Director	Positions with FAT Brands	Director Since	Independent under NASDAQ independence standard
Andrew A. Wiederhorn	Chairman of the Board, outside consultant (C)	2017	No
John S. Allen	Director (C)	2023	Yes
Donald J. Berchtold	Director, Chief Concept Officer	2023	No
Lynne L. Collier	Director (A) (C)	2022	Yes
Tyler B. Child	Director (A) (C)	2023	No
Mark Elenowitz	Director (Lead Independent Director) (A) (C)	2023	Yes
James G. Ellis	Director (A) (C)	2023	Yes
Peter R. Feinstein	Director (A) (C)	2023	Yes
Matthew H. Green	Director (A) (C)	2023	Yes
John C. Metz	Director (C)	2023	No
Carmen Vidal	Director, International Legal Counsel	2023	No
Mason A. Wiederhorn	Director, Chief Brand Officer	2023	No
Taylor A. Wiederhorn	Director, Chief Development Officer	2023	No
Thayer D. Wiederhorn	Director, Chief Operating Officer	2023	No

(A)	Member of the Audit Committee of the Board

(C)	Member of the Compensation Committee of the Board

If a nominee is unable or unwilling to serve, the shares to be voted for such nominee that are represented by proxies will be voted for any substitute nominee designated by the Board of Directors. The Company did not receive any stockholder nominations for director. If a quorum is present at the Annual Meeting, the 14 nominees receiving the highest number of votes cast, in person or by proxy, will be elected to serve. Abstentions and broker nonvotes will have no effect on the election of directors. If not otherwise specified, proxies will be voted “FOR” the nominees for director named above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” ELECTION OF EACH NOMINEE NAMED ABOVE.

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PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT OF 2017 OMNIBUS EQUITY INCENTIVE PLAN

Summary

At the Annual Meeting, the stockholders will be asked to approve an amendment and restatement of the Company’s Amended and Restated 2017 Omnibus Equity Incentive Plan (the “Plan”) to make certain technical changes that will remove and delete from the Plan outdated references to Section 162(m) of the Internal Revenue Code (“IRC”) and corresponding restrictions on “performance-based” compensation awards tied to Section 162(m) (the “Restated Plan”). The Restated Plan was approved by the Board on October 17, 2023, and is subject to stockholder approval. The full text of the Restated Plan, marked to show all of the proposed changes, is attached as Appendix A to this proxy statement. The following description of the material differences between the Plan and the Restated Plan (and other information presented in this proposal) is subject to the full text of the Restated Plan attached as Appendix A.

In general, the Restated Plan provides for different types of equity compensation awards to selected employees, directors and other service providers of the Company and its subsidiaries. As of the record date, the Company has issued two types of awards under the Plan – stock options exercisable for the Company’s Class A Common Stock and restricted shares of Class A Common Stock. See “Summary of Material Features of the Restated Plan” below for a fuller discussion of the Restated Plan and the types of awards authorized under the Restated Plan.

The Plan was originally approved by the Company’s stockholders in September 2017. The Plan was amended in October 2021 and December 2022 to increase its share authorization, which is currently set at 5,000,000 shares. Both such amendments were approved by Company stockholders.

The Plan contained a number of provisions that placed restrictions on Plan awards in order to permit compensation generated in connection with such awards to constitute “performance-based” compensation for purposes of Section 162(m) of the IRC. Such provisions included a limit on Plan awards such that a single participant should not receive awards covering more than 50,000 shares in a calendar year (the “Annual Limit”). The Annual Limit was intended to permit such awards to comply with the performance-based compensation exemption (“PBCE”) to the annual $1 million compensation income tax deduction limit imposed by IRC Section 162(m). The Tax Cuts and Jobs Act of 2017 effectively eliminated the PBCE for tax years commencing after December 31, 2017.

The Company has never taken advantage of the PBCE and there are no outstanding Plan awards that are “grandfathered” from the income tax deduction limits of Section 162(m) of the IRC. The Restated Plan therefore removes and deletes from the Plan all references to IRC Section 162(m) and corresponding share grant limits. The Restated Plan also modifies the definition of the Committee administering the Plan to reflect the changes relating to IRC Section 162(m) and provide greater flexibility in how the Restated Plan is administered.

The following table sets forth certain additional information about the Plan’s outstanding awards as of December 25, 2022:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,748,906	$10.06	2,101,094
Equity compensation plans not approved by security holders	—	—	—
Total	2,748,906	$10.06	2,101,094

As of October 24, 2023, there were 3,236,198 shares subject to all outstanding awards and 1,610,622 shares available for future issuance under the Plan. The Company is not requesting additional shares to be added to the Restated Plan share authorization, and it is anticipated that the existing available shares should be sufficient to address future awards for at least the next year. As of October 24, 2023, the fair market value of our Class A Common Stock (based on the closing share price as quoted by NASDAQ on that date) was $5.93 per share.

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Excess Awards

In 2021 and 2023, certain awards of stock options and restricted stock were granted under the Plan in excess of the Annual Limit of 50,000 shares (such excess number of shares are referred to as the “Excess Amounts”), since the intent of the Annual Limit was no longer applicable due to the repeal of the PBCE beginning in 2018. These grants are listed in the table below. None of the restricted share awards listed in the table have become vested (they are scheduled to vest in 2024) and none of the stock options in the table have been exercised. In addition, the Excess Amounts subject to stock options granted in 2021 are, as of the date of this proxy statement, all currently “out of the money,” meaning that their exercise price is higher than the trading price of our Class A Common Stock as of the record date.

Date of Grant	Grantee	Type of Award	Total Shares	Excess Amount	Per Share Exercise Price	Expiration Date
May 18, 2021	Kenneth Kuick	Restricted Shares	100,000	50,000	n/a	n/a
Nov. 16, 2021	Kenneth Kuick	Stock Option	100,000	100,000	$11.43	11/16/2031
Apr. 6, 2021	Allen Sussman	Restricted Shares	100,000	50,000	n/a	n/a
Nov. 16, 2021	Allen Sussman	Stock Option	75,000	75,000	$11.43	11/16/2031
Nov. 16, 2021	Andrew Wiederhorn	Stock Option	100,000	50,000	$11.43	11/16/2031
Nov. 16, 2021	Mason Wiederhorn	Stock Option	100,000	25,000	$11.43	11/16/2031
Nov. 16, 2021	Taylor Wiederhorn	Stock Option	100,000	50,000	$11.43	11/16/2031
Nov. 16, 2021	Thayer Wiederhorn	Stock Option	100,000	50,000	$11.43	11/16/2031
Apr. 6, 2021	Robert Rosen	Restricted Shares	100,000	50,000	n/a	n/a
Nov. 16, 2021	Robert Rosen	Stock Option	100,000	100,000	$11.43	11/16/2031
Apr. 26, 2023	Robert Rosen	Stock Option	400,000	350,000	$5.37	04/26/2033
Nov. 16, 2021	Other non-executive officer employees	Stock Options	400,000	150,000	$11.43	11/16/2031

In connection with this proposal to amend and restate the Plan, the Board is canceling the Excess Amounts of those awards shown above that were granted in 2021 without consideration prior to the Annual Meeting. If the Restated Plan is approved by the stockholders at the Annual Meeting, the Company will grant new awards in amounts equal to the Excess Amounts of the awards granted in 2021 to the respective grantees listed above (provided they are then still in service with the Company), with all terms and conditions of the original grant remaining the same, including share amounts, vesting schedule and exercise price (unless the fair market value of our Class A Common Stock at the time of grant is higher than the original exercise price, in which case the exercise price will be equal to the fair market value at the time of grant). The single award shown above that was granted in 2023 will not be canceled, but its Excess Amount is contingent and conditioned upon stockholder approval of the Restated Plan. If the stockholders do not approve the Restated Plan at the Annual Meeting then the Excess Amounts shall not be re-granted or retained by the grantees.

New Plan Benefits

Except with respect to the Excess Amounts described above and the annual grants to directors described below under “Director Compensation,” all future Restated Plan awards will be granted at the Committee’s discretion, subject to the limitations described in the Restated Plan. Therefore, the specific benefits and amounts that will be received or allocated to certain participants under the Restated Plan are not presently determinable. Awards that were granted under the Plan in fiscal year 2022 to our named executive officers and non-employee directors are described elsewhere in this Proxy Statement.

Vote Required for Approval and Recommendation of the Board of Directors

The Restated Plan requires the approval of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this proposal at the Annual Meeting, provided that a quorum is established. If the stockholders do not approve the Restated Plan, the Company will continue to operate the Plan under its current provisions, the Excess Amounts for all of the above-listed awards granted in 2021 will remain canceled without the re-grants described above and the Excess Amount for the above-listed award granted in 2023 will be canceled.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED 2017 OMNIBUS EQUITY INCENTIVE PLAN AS DESCRIBED ABOVE.

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Summary of Material Features of the Restated Plan

The Amended and Restated 2017 Omnibus Equity Incentive Plan is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to officers, employees and non-employee directors of, and consultants and advisers to, the Company and its subsidiaries (each, a “participant”). The purpose of the Restated Plan is to help us attract, motivate and retain such persons and to align their interests with those of the Company’s stockholders. The Restated Plan shall be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions. As of the record date, approximately 335 employees (which includes six executive officers) and nine non-employee directors were eligible to participate in the Restated Plan.

Administration. The Restated Plan will be administered by the full Board or a committee of directors selected by the Board (in either case, referred to as the “Committee”). If necessary, in the Board’s discretion, to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to specific awards under the Restated Plan, the Committee shall consist solely of two (2) or more Board members who are each (i) “Non-Employee Directors” within the meaning of Rule 16b-3 (“Non-Employee Directors”) and/or (ii) “independent” for purpose of NASDAQ listing requirements. The members of the Committee or Board and their delegates shall generally be indemnified by the Company to the maximum extent permitted by applicable law for actions taken or not taken regarding the Restated Plan.

Grant of Awards; Shares Available for Awards.

The Restated Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted shares, restricted shares, restricted stock units, performance stock, performance units, stock appreciation rights (“SARs”), tandem stock appreciation rights, distribution equivalent rights, or any combination of the foregoing, although only employees are eligible to receive ISOs. We have reserved a total of 5,000,000 shares of Class A Common Stock for issuance as or under awards to be made under the Restated Plan (all of which could be issued pursuant to the exercise of IRC Section 422 incentive stock options). To the extent that an award (or portion of an award) lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall be deemed not to have been issued for purposes of determining the maximum aggregate shares which may be issued under the Restated Plan and shall again be available for the grant of a new award. However, shares that have actually been issued under the Restated Plan, shares not issued or delivered as a result of the net settlement of an SAR or option, shares used to pay the exercise price or withholding taxes related to an award, and shares repurchased on the open market with the proceeds from the exercise of any option, will not be available for future issuance under the Restated Plan. Awards granted under the Restated Plan generally are not transferrable other than by will or by the laws of descent and distribution.

Stock Options. The term of each stock option will be as specified in the option agreement; provided, however, that except for stock options which are ISOs, granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under IRC Section 424(d)) more than 10% of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the IRC), within the meaning of Section 422(b)(6) of the IRC (a “ten percent stockholder”), no option shall be exercisable after the expiration of ten (10) years from the date of its grant (five (5) years for an employee who is a ten percent stockholder). The price at which a share may be purchased upon exercise of a stock option shall be determined by the Committee; provided, however, that such option price (i) shall not be less than the fair market value of a share on the date such stock option is granted, and (ii) shall be subject to adjustment as provided in the Restated Plan. In addition, the Restated Plan provides that an option agreement may allow the underlying stock option to be settled by the delivery of cash rather than shares, with a cash amount equal to the value of shares that would be deliverable to a participant under the “cashless exercise” procedure described in the Restated Plan. The decision to deliver cash rather than shares will be made in the sole discretion of the Committee.

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The Restated Plan also prohibits the Committee from “re-pricing” outstanding stock options (reducing the exercise price of an outstanding option or granting a new award or payment in substitution for or upon cancellation of options previously granted) without advance approval of the Company’s stockholders or as a result of a change of control, recapitalization or reorganization as provided in the Restated Plan.

Unrestricted Stock Awards. Pursuant to the terms of the applicable unrestricted stock award agreement, an unrestricted stock award is the award or sale of shares to employees, non-employee directors or non-employee consultants, which are not subject to transfer restrictions in consideration for past services rendered to the Company or for other valid consideration.

Restricted Stock Awards. A restricted stock award is a grant or sale of shares to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board may determine at the date of grant or purchase or thereafter.

Restricted Stock Unit Awards. A restricted stock unit award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Committee will set forth in the applicable restricted stock unit award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted stock unit will be entitled to receive a cash payment equal to the fair market value of a share of Class A Common Stock, or one (1) share of Class A Common Stock, as determined in the sole discretion of the Committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements.

Performance Stock Awards. A performance stock award provides for the distribution of shares (or cash equal to the fair market value of shares) to the holder upon the satisfaction of predetermined individual and/or Company goals or objectives. The Committee will set forth in the applicable performance stock award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or the Company would be required to satisfy before the holder would become entitled to the receipt of shares (or cash equal to the fair market value of shares) pursuant to such holder’s performance stock award and the number of shares of shares subject to such performance stock award.

Performance Unit Awards. A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Company (or affiliate) performance goals or objectives based on selected performance criteria, based on the number of units awarded to the holder. The Committee will set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or the Company would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit will be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or the Company satisfies (or partially satisfies, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement.

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Stock Appreciation Rights. An SAR provides the participant to whom it is granted the right to receive, upon its exercise, cash or shares equal to the excess of (A) the fair market value of the number of shares subject to the SAR on the date of exercise, over (B) the product of the number of shares subject to the SAR multiplied by the base value for the SAR, as determined by the Committee or the Board. The Committee will set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of an share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the Committee imposes on the SAR. No SAR will be exercisable after the expiration of ten (10) years from the date of grant. A tandem SAR is a SAR granted in connection with a related option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the shares under the related option. If the Committee grants a SAR which is intended to be a tandem SAR, the tandem SAR will be granted at the same time as the related option and additional restrictions apply. The Restated Plan also prohibits the Committee from “re-pricing” outstanding SARs (reducing the base price of an outstanding SAR or granting a new award or payment in substitution for or upon cancellation of SARs previously granted) without advance approval of the Company’s stockholders or as a result of a change of control, recapitalization or reorganization as provided in the Restated Plan.

Distribution Equivalent Rights. A distribution equivalent right entitles the holder to receive bookkeeping credits, cash payments and/or share distributions equal in amount to the distributions that would be made to the holder had the holder held a specified number of shares during the period the holder held the distribution equivalent rights. The Committee will set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional shares or is to be entitled to choose among such alternatives.

Recapitalization or Reorganization. Subject to certain restrictions, the Restated Plan provides for the adjustment of shares underlying awards previously granted if, and whenever, prior to the expiration or distribution to the holder of shares underlying an award theretofore granted, the Company shall effect a subdivision or consolidation of our shares or the payment of a stock dividend on shares without receipt of consideration by the Company.

Change of Control. The Restated Plan provides that the Committee may, in its discretion, in connection with a Change of Control event (as defined in the Restated Plan) provide for the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a person whose employment has been terminated as a result of a Change of Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee, or provide for the purchase of Awards from an employee whose employment has been terminated as a result of a Change of Control.

Amendment and Termination. The Restated Plan will continue in effect, unless sooner terminated pursuant to its terms, until September 30, 2027 (except as to awards outstanding on that date). The Board may terminate the Restated Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Restated Plan’s termination shall not materially and adversely impair the rights of a holder with respect to any award theretofore granted without the consent of the holder. The Board will have the right to alter or amend the Restated Plan or any part thereof from time to time; provided, however, that without the majority vote of our stockholders, no amendment or modification of the Restated Plan may (i) materially increase the benefits accruing to holders, (ii) except as otherwise expressly provided in the Restated Plan, materially increase the number of shares subject to the Restated Plan or the individual award agreements, (iii) materially modify the requirements for participation, or (iv) amend, modify or suspend certain re-pricing prohibitions or amendment and termination provisions as specified in the Restated Plan.

Certain U.S. Federal Income Tax Consequences of the Restated Plan

The following is a general summary, as of September 30, 2023, of certain U.S. federal income tax consequences under current tax law to the Company (to the extent it is subject to U.S. federal income taxation on its net income) and to participants in the Restated Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options which are ISOs, or stock options which are NQSOs, unrestricted stock, restricted stock, restricted stock units, performance stock, performance units, SARs, and dividend equivalent rights. This summary does not purport to cover all of the special rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares. This summary assumes that U.S. Participants will hold their shares as capital assets within the meaning of Section 1221 of the IRC. In addition, this summary does not address the foreign, state or local or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the Restated Plan, or shares issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the Restated Plan or shares issued thereunder pursuant to the Restated Plan.

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A U.S. Participant generally does not recognize taxable income upon the grant of a NQSO if structured to be exempt from or comply with IRC Section 409A. Upon the exercise of a NQSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company generally will be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the shares were held. A long- term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

A U.S. Participant generally does not recognize taxable income upon the grant or, except for purposes of the U.S. alternative minimum tax (“AMT”) the exercise, of an ISO. For purposes of the AMT, which is payable to the extent it exceeds the U.S. Participant’s regular income tax, upon the exercise of an ISO, the excess of the fair market value of the shares subject to the ISO over the exercise price is a preference item for AMT purposes. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant, the U.S. Participant generally recognizes a long-term capital gain or loss, and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of either of the required holding periods, the U.S. Participant will have ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and the Company generally will be entitled to deduct such amount.

A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company generally will be entitled to a deduction for such amount.

A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, restricted stock unit award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of shares is received thereunder. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares or the amount of cash received over any amount paid therefor, and the Company generally will be entitled to deduct such amount at such time.

A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares at the time the restriction lapses over any amount paid for the shares. Alternatively, the U.S. Participant may make an election under Section 83(b) of the IRC to be taxed on the fair market value of such shares at the time of grant less the amount, if any, paid for such shares. The Company generally will be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the U.S. Participant.

Internal Revenue Code Section 162(m) generally does not allow a publicly-held corporation to claim a federal income tax deduction for compensation that exceeds $1 million paid in any tax year to an employee who is subject to IRC Section 162(m) (“Covered Employee”). It is impossible to be certain that all Restated Plan awards or any other compensation paid by the Company to Covered Employees will be tax deductible. Further, the Restated Plan does not preclude the Committee from making other compensation payments outside of the Restated Plan to Covered Employees, even if such payments do not qualify for tax deductibility under IRC Section 162(m).

Internal Revenue Code Section 409A governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the IRC generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the IRC are broad and may apply to certain awards available under the Restated Plan (such as restricted stock units). The intent is for the Restated Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the IRC to the extent applicable. As required by IRC Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

For certain employees, if a Change of Control of the Company causes an award to vest or become newly payable or if the award was granted within one year of a Change of Control of the Company and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such Change of Control, equals or exceeds the dollar limit provided in IRC Section 280G (generally, this dollar limit is equal to three times the five year historical average of the employee’s annual compensation as reported on Form W-2), then the entire amount exceeding the employee’s average annual compensation will be considered to be an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount, for which the Company must withhold, and the Company cannot deduct the excess amount from its taxable income.

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PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement as a whole.

The say-on-pay vote is advisory, and therefore not binding on the Company or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Board will be able to consider when determining future executive compensation. The Board of Directors values the opinions of our stockholders and to the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Board will evaluate whether any additional actions are necessary.

Stockholders are urged to read the Summary Compensation Table and other related compensation tables and narrative under the heading “Executive Compensation” below, which provide specific information on the compensation of the named executive officers. The Board of Directors believes that the Company’s policies and procedures are effective in achieving our goals, and that the compensation of the named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

Based on the above, the Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders of FAT Brands Inc. approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company’s Annual Meeting.”

The affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required for the approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

A resolution will be presented at the Annual Meeting to ratify the appointment by our Audit Committee of Macias Gini & O’Connell, LLP (“MGO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023. MGO was engaged by the Company as of June 27, 2023. Prior to engaging MGO, neither the Company nor anyone on its behalf consulted with MGO regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on its financial statements by MGO, and neither a written report or oral advice was provided to the Company by MGO that MGO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (iii) any other matter that was the subject of a “disagreement” or “reportable event” (as such terms are described in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K) between the Company and its former independent registered public accounting firm.

Our independent registered public accounting firm for the fiscal year ending December 25, 2022 was Baker Tilly US, LLP (“Baker Tilly”), which informed the Company on April 18, 2023 that it would not stand for re-election as the Company’s certifying accountant for the fiscal year ended December 31, 2023. Baker Tilly’s reports on the Company’s financial statements for the fiscal years ended December 25, 2022 and December 26, 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 25, 2022 and December 26, 2021 and the subsequent interim period through April 24, 2023, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Regulation S-K”) and the related instructions thereto, with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto. Baker Tilly did not seek the Company’s consent to its decision not to stand for re-election. As a result, the Company’s Board of Directors or Audit Committee did not recommend or approve such decision.

The Audit Committee reviews the independence of our independent registered public accounting firm on an annual basis and has determined that MGO is independent. In addition, the Audit Committee pre-approves all work and fees that are performed and billed by our independent registered public accounting firm.

Representatives of MGO are expected to attend the Annual Meeting or be available by telephone conference to respond to appropriate questions and will have the opportunity to make a statement, if desired. Representatives of Baker Tilly are not expected to attend the Annual Meeting.

Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of MGO to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accounting firm for our Company. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required to ratify the appointment of MGO. The Board of Directors recommends a vote “FOR” the ratification of its appointment of MGO as our independent registered public accounting firm. If not otherwise specified, validly executed proxies will be voted “FOR” this proposal.

Baker Tilly served as our independent registered public accounting firm for the fiscal years ending December 25, 2022 and December 26, 2021. The aggregate fees billed to us by Baker Tilly for such fiscal years in the following categories were as follows (dollars in thousands):

	December 25, 2022	December 26, 2021
Audit fees	$1,068	$1,128
Audit related fees	$215	$418
Tax fees	$–	$–
All other fees	$–	$–

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE RATIFICATION OF

THE SELECTION OF MACIAS GINI & O’CONNELL, LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

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THE BOARD OF DIRECTORS

Name	Age	Business Experience
Andrew A. Wiederhorn (Chairman)	56	Mr. Wiederhorn is the founder of FAT Brands and served as a director of the Company since our inception in March 2017. He also served as President and CEO of FAT Brands and our principal operating subsidiaries from March 2017 until May 2023. He currently serves on the board of managers of our majority stockholder, Fog Cutter Holdings LLC, and was previously Chairman and CEO of our former parent company, Fog Cutter Capital Group Inc. Mr. Wiederhorn previously founded and served as the Chairman and Chief Executive Officer of Wilshire Financial Services Group Inc. and Wilshire Credit Corporation. Mr. Wiederhorn received his B.S. degree in Business Administration from the University of Southern California in 1987, with an emphasis in Finance and Entrepreneurship. He previously served on the Board of Directors of Fabricated Metals, Inc., The Boy Scouts of America Cascade Pacific Council, The Boys and Girls Aid Society of Oregon, University of Southern California Associates, Citizens Crime Commission of Oregon, and Economic Development Council for the City of Beverly Hills Chamber of Commerce. Mr. Wiederhorn brings to the Board his more than 20 years of experience with the Company and its predecessors, including as the Company’s founder, as well as his experience with sophisticated financial structures, mergers and acquisitions, strategic planning, and leadership and management of complex organizations.

John S. Allen	71	John Allen has served as a director of FAT Brands since September 2023. Mr. Allen is a retired restaurant operator, having served as the owner and operator of Pacific Way Bakery & Café. Mr. Allen received a Bachelor of Arts degree from the University of Illinois. Mr. Allen brings to the Board his experience and history in restaurant operations, management and finance.

Donald J. Berchtold	78	Donald Berchtold has served as a director of FAT Brands since March 2023. Mr. Berchtold also serves as Chief Concept Officer of FAT Brands Inc., a role he has held since February 2018. Mr. Berchtold previously held the position of President and Chief Operating Officer of Fatburger North America Inc. and President and Chief Operating Officer of Fog Cutter Capital Group Inc. Mr. Berchtold also served as Senior Vice President of Wilshire Financial Services Group Inc. and its sister company, Wilshire Credit Corporation. Mr. Berchtold was the owner-operator of his own business that included a dinner house, catering company and other food service concepts and was an active member in the Restaurants of Oregon Association. Mr. Berchtold holds a Bachelor of Science degree in Finance and Marketing from Santa Clara University. Mr. Berchtold brings to the Board his more than 20 years of experience with the Company and its predecessors, his more than 50 years of experience in the restaurant and hospitality industries, his knowledge and experience in strategic planning, and leadership and management of complex organizations.

Tyler B. Child	48	Tyler Child has served as a director of FAT Brands since March 2023. Ms. Child has approximately 10 years of experience in investment banking, working in Equity Capital Markets on the Syndicate Desk for JMP Securities LLC, Banc of America Securities, LLC, and Montgomery Securities. Ms. Child holds a bachelor’s degree in Communications and Spanish from Santa Clara University. Ms. Child brings to the Board her experience and history in investment banking and capital markets.

Lynne L. Collier	55	Lynne L. Collier has served as a director of FAT Brands since July 2022. Ms. Collier is an experienced capital market professional, with nearly 30 years of experience in public capital markets and a focus on the restaurant industry. Ms. Collier currently serves as Head of Consumer Discretionary for Water Tower Research, LLC, and previously served as a Managing Director in the Investor Relations Division of ICR Inc. from April 2021 to June 2022. Prior to that, Ms. Collier had a 25-year career in equity research as a sell-side Consumer Analyst, including for Loop Capital, Canaccord Genuity and Sterne Agee. Ms. Collier received a bachelor’s degree in Finance from Baylor University and an M.B.A. in Finance from Texas Christian University. Ms. Collier brings to the Board substantial expertise in financial analysis of companies in the restaurant and hospitality industries, and broad expertise in capital markets and investor relations generally.

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Name	Age	Business Experience
Mark Elenowitz	53	Mark Elenowitz has served as a director of FAT Brands since April 2023. Mr. Elenowitz is a Wall Street veteran, who co-founded a boutique investment bank and its online capital formation platform BANQ®. He is a noted speaker at Small Cap and Reg A events, including the SEC Small Business Forum, and has been profiled in BusinessWeek, CNBC and several other publications. Mr. Elenowitz is also a member of the Depository Trust & Clearing Corporation (DTCC) Private Markets Executive Advisory Board, tasked with developing DTCC’s new Digital Securities Management (DSM) platform. Mr. Elenowitz currently serves as managing director of Tripoint Capital Management, Digital Offering LLC and Cambria Capital LLC, and is the President and co-founder of Horizon Fintex, a fintech company offering a suite of integrated securities software applications for compliant issuance through secondary trading of electronic securities. In addition, he is the co-creator of Upstream concept, a MERJ Exchange Market, a global stock exchange for digital securities and affiliate of the World Federation of Exchanges (WFE). Mr. Elenowitz is also a member of the Board of Directors of the Long Island Capital Alliance and the National Investment Banking Association, and sits on the advisory boards of several private companies. He is a graduate of the University of Maryland School of Business and Management with a Bachelor of Science degree in Finance. Mr. Elenowitz brings to the Board substantial expertise in capital markets, financial and strategic planning, complex financial transactions, mergers and acquisitions, and leadership of complex organizations.

James G. Ellis	76	James Ellis has served as a director of FAT Brands since September 2023. Mr. Ellis served as the Dean of the Marshall School of Business at the University of Southern California from 2007 until June 2019. Prior to his appointment as Dean in April 2007, Mr. Ellis was the Vice Provost, Globalization, for USC and prior to that was Vice Dean, External Relations. Mr. Ellis was also a professor in the Marketing Department of the Marshall School of Business from 1997 until retiring in 2021. Mr. Ellis continues to serve on the Boards of Directors of a number of other public and private companies, including Mercury General Corporation, Eve Mobility Acquisition Corp. and Advanced Merger Partners, Inc. Mr. Ellis received a Bachelor of Business Administration degree from the University of New Mexico and MBA degree from Harvard Business School. Mr. Ellis brings to the Board substantial expertise in finance, marketing, financial accounting and complex financial transactions, and leadership and management of complex organizations.

Peter R. Feinstein	79	Peter Feinstein has served as a director of FAT Brands since July 2023. Mr. Feinstein is an experienced operator of restaurant and entertainment properties, including SHAC, LLC, Fatburger franchises, Sugar Factory, El Dorado Cantina and Country Star Restaurants. Mr. Feinstein is also a retired certified public accountant, having served in senior management and audit roles with Kenneth Leventhal & Co. and Fox & Co. Mr. Feinstein graduated with a Bachelor of Science degree in Accounting from UCLA. Mr. Feinstein brings to the Board substantial expertise in financial and strategic planning, financial accounting, mergers and acquisitions, hospitality industry operations and management, and leadership and management of complex organizations.

Matthew H. Green	56	Matthew Green has served as a director of FAT Brands since July 2023. Mr. Green is an experienced finance professional based in London, with over 30 years of experience as a merchant banker, focused primarily on the real estate, infrastructure, and energy sectors for clients including private equity firms, pension funds, sovereign wealth funds and family offices. Mr. Green received a bachelor’s degree in Business Administration from the University of Washington. Mr. Green brings to the Board his experience and history in debt finance and capital markets, real estate, and investment banking.

John C. Metz	69	John Metz has served as a director of FAT Brands since July 2023. Mr. Metz is an experienced owner, operator and developer of restaurants and hospitality properties. Mr. Metz currently owns and operates approximately 70 franchised restaurants, including Hurricane Dockside Grill, Denny’s and Wahoo Seafood Grill restaurants. Mr. Metz received a Bachelor of Science degree in Hotel Administration and an M.B.A. from Cornell University. Mr. Metz brings to the Board his experience and history in restaurant operations and franchising, and financial and operational management of complex organizations.

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Name	Age	Business Experience
Carmen Vidal	51	Carmen Vidal has served as a director of FAT Brands since March 2023. Ms. Vidal has also served as International Legal Counsel & Director of International Franchise Development (Europe/Middle East/North Africa) for the Company since October 2021. Prior to that, Ms. Vidal served as Vice President of International Development for the Company. Ms. Vidal brings to the Board her substantial experience in international franchising and cross-border transactions, and long history with the Company and its predecessors.

Mason A. Wiederhorn	33	Mason Wiederhorn has served as a director of FAT Brands since March 2023, and serves on the board of managers of our majority stockholder, Fog Cutter Holdings LLC. He has also served as the Chief Brand Officer of the Company since December 2021. Prior to that, Mr. Wiederhorn served as Creative Director of the Company, preceded by his role as Creative Director of Fatburger North America Inc. and Buffalo’s Franchise Concepts Inc., and Videographer for Fatburger North America Inc. Mr. Wiederhorn graduated from the Business of Cinematic Arts program at the University of Southern California Marshall School of Business. Mr. Wiederhorn brings to the Board his participation in the founding and growth of our Company and its predecessors, leadership skills, and background and education in the creative arts and promotion of our multiple brands.

Taylor A. Wiederhorn	35	Taylor Wiederhorn has served as a director of FAT Brands since March 2023, and serves on the board of managers of our majority stockholder, Fog Cutter Holdings LLC. He has also served as Chief Development Officer of the Company since October 2017. Previously, Mr. Wiederhorn served as Vice President - Franchise Marketing and Development for Fatburger North America from December 2011 until October 2017. Mr. Wiederhorn graduated from the USC Marshall School of Business with a Bachelor of Science degree in Business Administration with a concentration in corporate Finance. Mr. Wiederhorn brings to the Board his participation in the founding and growth of our Company and its predecessors, leadership skills, management of our sales teams, and business background and education.

Thayer D. Wiederhorn	35	Thayer Wiederhorn has served as a director of FAT Brands since March 2023, and serves on the board of managers of our majority stockholder, Fog Cutter Holdings LLC. He has also served as Chief Operating Officer of the Company since November 2022, where he is responsible for day-to-day business operations and providing leadership to management to ensure short-term and long-term business strategies are implemented and executed. Prior to that, Mr. Wiederhorn served as Chief Marketing Officer of the Company since March 2017, where he oversaw global branding and marketing. Mr. Wiederhorn served as Vice President - Marketing of Fatburger North America Inc. and Buffalo’s Franchise Concepts Inc. From June 2012 through March 2017 and as Director of Marketing of Fatburger North America Inc. from July 2011 through June 2012. Additionally, he served as Marketing Coordinator from April 2011 through June 2011 and Brand Development Agent from October 2010 through April 2011. Mr. Wiederhorn started his career working in Fatburger restaurants and food-trucks. Mr. Wiederhorn received his Bachelor of Science degree in Business Administration with an emphasis in Finance Business Economics from the University of Southern California. Mr. Wiederhorn brings to the Board his participation in the founding and growth of our Company and its predecessors, leadership of complex organizations, marketing and restaurant operations experience, and business background and education.

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CORPORATE GOVERNANCE

Board Composition and Leadership Structure; Controlled Company Status

A majority of the outstanding voting power of our capital stock is held by one entity, Fog Cutter Holdings LLC, and we are therefore considered a “controlled company” under the corporate governance rules of The Nasdaq Stock Market LLC (“NASDAQ”). Under these rules, we are not required to have a majority of our Board of Directors be independent, nor are we required to have a compensation committee or independent nominating function.

From the inception of our Company in 2017 until March 2023, a majority of our Board was independent and we had a standalone, fully independent compensation committee and nominating committee. In March 2023, the Board was refreshed and expanded to ten persons, and all four members of the board of managers of our majority stockholder joined the Company’s Board of Directors (Andrew Wiederhorn, Mason Wiederhorn, Taylor Wiederhorn and Thayer Wiederhorn). Since March 2023, the size of our Board was expanded to 14 persons and additional independent directors were appointed. The Board meets frequently, with scheduled Board meetings generally held every two weeks.

Currently, six of our directors are considered independent within the meaning of the applicable rules and regulations of the SEC and the director independence standards of NASDAQ (Ms. Collier and Messrs. Allen, Elenowitz, Ellis, Feinstein, and Green), and two other directors (Ms. Child and Mr. Metz) are expected to become independent under these rules in 2024 and 2025, respectively. In addition, Mark Elenowitz serves as the lead independent director on the Board.

In May 2023, Andrew Wiederhorn, the Company’s founder and Chairman, stepped down as Chief Executive Officer of the Company and transitioned to a new role as outside consultant and strategic advisor to the Company. At that time, the Board appointed Kenneth Kuick and Robert Rosen as Co-Chief Executive Officers of the Company.

The Board believes that the Company and its stockholders are best served by the current leadership structure because it is valuable to have on the Board the breadth of experience and depth of knowledge of our founder/Chairman and senior operations team, balanced by our independent directors, who are led by our lead independent director, and our fully independent Audit Committee. While oversight of our Company is the responsibility of our Board as a whole, our founder and Chairman is most familiar with our business, strategy and complex financing arrangements, and as Chairman is best positioned to focus our Board’s agenda on the key issues facing our Company. In light of our status as a controlled company, we believe that the structure of our Board provides an appropriate balance of management leadership and non-management oversight.

Director Candidates

In light of our status as a controlled company, our Board has determined not to establish an independent nominating committee or have its independent directors solely exercise the nominating function, and has elected instead to have the entire Board be directly responsible for nominating members of the Board. In considering whether to nominate candidates for election to the Board, the Board considers each nominee’s qualifications, including business acumen and experience, knowledge of our business and industry, and ability to act in the best interests of our Company. The Board does not set specific minimum qualifications or assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee.

Due to our status as a controlled company, we do not have a formal policy with respect to the consideration of director candidates recommended by our stockholders. Stockholder recommendations relating to director nominees or other proposals may be submitted in accordance with the procedures set forth below under “Stockholder Proposals for 2024 Annual Meeting.”

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Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. The Board meets with our Co-Chief Executive Officers and other members of senior management at our bi-weekly Board meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of major financial risk exposures, internal control over financial reporting, disclosure controls and procedures, legal and regulatory compliance. The Compensation Committee assists the Board in assessing risks created by the incentives inherent in our compensation policies.

Director Independence

The Board has determined that six of our 14 directors are currently considered independent under the applicable rules and regulations of the SEC and the director independence standards of NASDAQ (Ms. Collier and Messrs. Allen, Elenowitz, Ellis, Feinstein, and Green), and two other directors (Ms. Child and Mr. Metz) are expected to become independent under these rules in 2024 and 2025, respectively. Furthermore, the Board has determined that the current members of the Audit Committee of the Board are each “independent” under the applicable rules and regulations of the SEC and the director independence standards of NASDAQ applicable to the Audit Committee.

Code of Ethics

We have adopted a written code of business ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code under the Corporate Governance section of our website at https://ir.fatbrands.com. In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

Anti-Hedging Policy and Trading Restrictions

The Company’s Insider Trading Policy restricts certain transactions in our securities and prohibits our directors, executive officers and certain other key employees (and their respective family and household members) from purchasing or selling any type of security while aware of material non-public information about the Company or from providing such material non-public information to any person who may trade while aware of such information. Trading by our officers and directors, as well as other employees who may be expected in the ordinary course of performing their duties to have access to material non-public information, is restricted to certain quarterly trading windows. While we do not have a policy that specifically prohibits hedging the economic risk of stock ownership in our stock, we discourage our officers, directors and employees from entering into certain types of hedges with respect to our securities. Our Insider Trading Policy also prohibits short-sales and similar transactions and margining of Company stock.

Communications with the Board

Correspondence from our stockholders to the Board of Directors or any individual directors or officers should be sent to our Secretary. Correspondence addressed to either the Board of Directors as a body, or to all of the directors in their entirety, will be sent to the Chair of the Audit Committee. Our Secretary will regularly provide to the Board of Directors a summary of all material correspondence from stockholders that the Secretary receives on behalf of the Board. The Board of Directors has approved this process for stockholders to send communications to the Board.

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Board Meetings

During fiscal 2022, our Board of Directors held 43 meetings and the Audit Committee of the Board held four meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he or she serves. Each Board member is expected to attend our annual meetings of stockholders, either in person or via electronic communications. One Board member attended our 2022 annual meeting in person and the others attended via video conference.

Compensation Committee

The Compensation Committee of the Board is responsible for assisting our Board of Directors in discharging its responsibilities relating to the compensation of our Co-Chief Executive Officers, other executive officers and outside directors, as well as administering stock incentive plans. During the fiscal year ended December 25, 2022, there were no employee directors on the Compensation Committee and no Compensation Committee interlocks. The Compensation Committee was re-constituted in October 2023 and is currently required to have a majority of independent directors. The current members of the Compensation Committee are Lynne Collier, Tyler Child, Mark Elenowitz, James Ellis, Peter Feinstein, Matthew Green, John Metz and Andrew Wiederhorn.

The Compensation Committee is responsible for the following, among other matters, as required from time to time:

●	reviewing and recommending to our board of directors the compensation of our Co-Chief Executive Officers and other executive officers and the outside directors;
●	conducting a performance review of our Co-Chief Executive Officers;
●	administering the Company’s incentive-compensation plans and equity-based plans as in effect or as adopted from time to time by the Board of Directors;
●	approving any new equity compensation plan or material change to an existing plan where stockholder approval has not been obtained; and
●	reviewing our compensation policies.

In addition, the Compensation Committee has established a sub-committee of the Compensation Committee comprised solely of “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. The sub-committee is available to administer the Company’s equity incentive plans if the Board deems it necessary to comply with Rule 16b-3 of the Exchange Act with respect to any equity awards.

The Board of Directors has adopted a charter for the Compensation Committee, a copy of which is available in the Corporate Governance section of our website at https://ir.fatbrands.com. The Compensation Committee reviews and reassesses the adequacy of the charter on an annual basis.

Audit Committee

The Board of Directors has delegated certain authority to a standing Audit Committee, comprised of the following persons:

As of October 24, 2023
Director	Audit Committee
Lynne L. Collier	Chair
Tyler B. Child	Member
Mark Elenowitz	Member
Peter R. Feinstein	Member
Matthew H. Green	Member
James G. Ellis	Member

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The Audit Committee is responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
●	discussing with our independent registered public accounting firm their independence from management;
●	reviewing with our independent registered public accounting firm the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our Board of Directors has determined that each member of the Audit Committee meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and NASDAQ rules, except for Tyler B. Child. Ms. Child was appointed to the Audit Committee due to the exceptional circumstances surrounding the unexpected death of another Board member in June 2023, which briefly reduced the number of members on the Audit Committee to two persons. Ms. Child is considered not independent under NASDAQ Listing Rules because her father, Donald Berchtold, served as an executive officer of the Company until early 2021. She is expected to become an independent director under NASDAQ Listing Rules in early 2024.

The Board of Directors has determined that each of Ms. Collier, Mr. Elenowitz, Mr. Feinstein and Mr. Ellis qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Board of Directors adopted a charter for the Audit Committee. A copy of the Audit Committee charter is available in the Corporate Governance section of our website at https://ir.fatbrands.com. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis.

Audit Committee Report

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 25, 2022. In reviewing this report, please note that the composition of the Audit Committee has changed since such financial statements were approved by the Audit Committee in connection with our Annual Report on form 10-K filed with the SEC on February 24, 2023.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with Public Company Accounting Oversight Board standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the effectiveness of the design and operation of our disclosure controls and procedures and our internal controls. The Audit Committee of the Board, as it was constituted at the time, reviewed and discussed our audited financial statements for the fiscal year ended December 25, 2022 with management. The Audit Committee was satisfied that the internal control system is adequate and that the Company employs appropriate accounting and reporting procedures.

The Audit Committee also discussed with our independent registered public accounting firm for fiscal 2022, Baker Tilly US, LLP, matters relating to their judgments about the quality, as well as the acceptability, of our accounting principles as applied in its financial reporting as required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees”. In addition, the Audit Committee discussed with our accounting firm their independence from management and us, as well as the matters in the written disclosures received from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

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Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2022 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:
Lynne L. Collier	Tyler B. Child
Mark Elenowitz	Peter R. Feinstein
Matthew H. Green	James G. Ellis

Board Diversity

Pursuant to NASDAQ’s rules on board diversity disclosure, below is information about the diversity of the current Board of Directors:

Board Diversity Matrix (as of October 24, 2023)

Total Number of Directors	14
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	11	–	–
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or American Indian	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	1	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	2	11	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–
Did Not Disclose Demographic Background	–

EXECUTIVE OFFICERS

Below is a list of the names and ages, as of the record date, of our executive officers and a description of the business experience of each of them.

Name	Age	Position
Kenneth J. Kuick	54	Co-Chief Executive Officer, Chief Financial Officer
Robert G. Rosen	57	Co-Chief Executive Officer, Head of Debt Capital Markets
Thayer D. Wiederhorn	35	Chief Operating Officer
Taylor A. Wiederhorn	35	Chief Development Officer
Allen Z. Sussman	59	Executive Vice President and General Counsel, Secretary
Ron Roe	46	Senior Vice President of Finance

Kenneth J. Kuick has served as the Company’s Co-Chief Executive Officer since May 2023, and Chief Financial Officer since May 31, 2021. Prior to joining the Company, Mr. Kuick served as Chief Financial Officer of Noodles & Company, a national fast-casual restaurant concept, from November 2018 to August 2020, where he was responsible for leading the Company’s finance, accounting and supply chain operations. Prior to that, Mr. Kuick served as Chief Accounting Officer of VICI Properties Inc., a real estate investment trust specializing in casino properties, from October 2017 to August 2018, where he was responsible for accounting, consolidated financial operations, capital markets transactions, treasury, internal audit, tax and external reporting. Prior to that, Mr. Kuick served as Chief Accounting Officer of Caesars Entertainment Operating Company, a subsidiary of Caesars Entertainment Corporation, and as Vice President, Assistant Controller for Caesars Entertainment Corporation. Mr. Kuick is a Certified Public Accountant and earned his Bachelor of Science degree in Accounting and Business Systems from Taylor University.

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Robert G. Rosen has served as the Company’s Co-Chief Executive Officer and Head of Debt Capital Markets since May 2023. Prior to that, he served as Executive Vice President of Capital Markets since April 2021. Prior to joining the Company, he had been the Managing Member of Kodiak Financial Group LLC since 2004. Kodiak invests in credit classes of ABS and MBS securities, purchases individual real estate loans and portfolios, purchases and manages real estate developments and invests in private equity transactions as well as venture capital transactions. Mr. Rosen began his career in commercial banking, focusing on direct lending for Fleet Bank (then Fleet Norstar Bank) in Albany NY after completing their extensive management training program. This was followed in 1990 by a career on Wall Street, working for Bankers Trust (now Deutsche Bank) and Kidder Peabody in structured finance and investment banking focusing primarily on credit derivatives including securitizations, asset-based lending as well as financing and banking commercial banks and other originators of securitizable assets. After Kidder, Mr. Rosen joined Black Diamond Advisors and Black Diamond Securities (and ultimately Black Diamond Capital Management). He served as a Director and FINOP of the Black Diamond entities, with a continued focus on structured finance transactions and credit as well as portfolio management (banking, sales and trading) and servicing. Mr. Rosen continued his career at Bank of Tokyo Mitsubishi and several buy side firms. He continues to be a long-term consultant to Black Diamond Capital Management and serves on multiple advisory boards and committees of Black Diamond. Mr. Rosen holds an MBA and a BA degree from Union College in Managerial Economics.

Thayer Wiederhorn has served as the Company’s Chief Operating Officer since November 2021. For a description of Mr. Wiederhorn’s background, please see “The Board of Directors” above.

Taylor Wiederhorn has served as the Company’s Chief Development Officer since October 2017. For a description of Mr. Wiederhorn’s background, please see “The Board of Directors” above.

Allen Z. Sussman has served as the Company’s General Counsel, Secretary and EVP for Corporate Development since March 2021. Prior to that time, Mr. Sussman was a partner at the law firm of Loeb & Loeb LLP in Los Angeles, California, specializing in corporate and securities law, and served as the primary outside corporate and securities counsel of FAT Brands. Prior to private practice, in the early 1990s Mr. Sussman served as an attorney with the Division of Enforcement of the U.S. Securities and Exchange Commission in Washington, DC. Mr. Sussman holds a B.S. degree in Industrial and Labor Relations from Cornell University and a J.D. degree from Boston University School of Law.

Ron Roe currently serves as the Company’s Senior Vice President of Finance. Prior to August 16, 2018, Mr. Roe served as the Chief Financial Officer since 2009 and served as the Vice President of Finance from 2007 to 2009. Prior to 2007, Mr. Roe was an acquisitions associate for Fog Cutter Capital Group Inc. He began his career as an investment banking analyst with Piper Jaffray. Mr. Roe attended UC Berkeley, where he earned a Bachelor of Arts degree in Economics.

Delinquent Section 16(a) Reports

Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us for the year ended December 25, 2022, our directors, officers, or beneficial owners of more than 10% of our common stock timely furnished reports on all Forms 3, 4 and 5, except that (i) Squire Junger filed one late Form 4 for two transactions, (ii) Taylor Wiederhorn filed one late Form 4 for one transaction, (iii) Kenneth Anderson filed one late Form 4 for one transaction and (iv) Lynne Collier filed one late Form 3.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for the fiscal years ended December 25, 2022 and December 26, 2021 awarded to, earned by, or paid to our principal executive officer and two other most highly compensated executive officers who served in such capacities during fiscal 2022. We refer to the individuals included in the Summary Compensation Table as our “named executive officers.”

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SUMMARY COMPENSATION TABLE

FOR FISCAL YEAR 2022

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)	All other Compensation (2) ($)	Total ($)
Andrew A. Wiederhorn	2022	750,000	2,250,000	—	—	551,040	3,551,040
Chief Executive Officer	2021	546,615	1,500,000	—	607,000	221,294	2,874,909

Robert G. Rosen	2022	550,000	1,650,000	—	—	—	2,200,000
EVP, Capital Markets	2021	395,866	480,000	857,000	607,000	—	2,339,866

Taylor A. Wiederhorn	2022	550,000	1,110,000	—	—	—	1,660,000
Chief Development Officer	2021	480,000	480,000	—	607,000	—	1,567,000

Explanatory Notes:

(1)	Amounts shown represent the aggregate grant date fair value computed in accordance with Accounting Standards Codification 718. Assumptions used in the calculation of this amount for fiscal year ended December 25, 2022 are included in footnote 13 to the Company’s audited consolidated financial statements for the fiscal year ended December 25, 2022, included in the Company’s Annual Report on Form 10-K.

(2)	The amount disclosed for Mr. Andrew Wiederhorn reflects the aggregate incremental cost to the Company of providing him with certain personal use of leased aircraft pursuant to his employment agreement. This cost is calculated based on the applicable hourly rate charged to the Company for leased aircraft.

Executive Employment Agreements

During fiscal 2022, we had a written employment agreement with Andrew Wiederhorn, and did not have written employment agreements with any other named executive officer. The Company entered into a written Employment Agreement (the “Employment Agreement”) with Andrew Wiederhorn on November 18, 2021. Mr. Wiederhorn served as Chief Executive Officer from the Company’s inception until May 5, 2023. Pursuant to the Employment Agreement, Mr. Wiederhorn’s term as Chief Executive Officer would run for a period of three years from July 1, 2021, the effective date of the Employment Agreement, unless earlier terminated as provided in the Employment Agreement, and provided that such term would be automatically extended for additional terms of successive two year periods unless the Company or Mr. Wiederhorn gives written notice of the termination of his employment at least 180 days prior to the expiration of the then current termination date. Pursuant to the Employment Agreement, Mr. Wiederhorn’s annual base salary was $750,000, subject to an annual merit-based increases in the sole discretion of the Board. Mr. Wiederhorn was also be eligible for an annual discretionary bonus in the sole discretion of the Board, with a target annual discretionary Bonus of up to 100% of base salary and a maximum of 300% of base salary for exceptional performance in the sole discretion of the Board. Pursuant to the Employment Agreement, Mr. Wiederhorn was eligible to receive awards of equity from time to time in the form of stock options, stock purchase rights and/or restricted stock awards. In the event of a change in control (as defined in the Employment Agreement), Mr. Wiederhorn’s continuous employment is involuntarily terminated without “cause” (as defined in the Employment Agreement), or Mr. Wiederhorn resigns from continuous employment for “good reason” (as defined in the Employment Agreement), and in any case other than as a result of his death or disability, the Employment Agreement provided that 100% of the equity awards that are then unvested would become fully vested. In addition, in the event that Mr. Wiederhorn’s employment is terminated by the Company without “cause” or by Mr. Wiederhorn for “good reason”, the Employment Agreement provided that Mr. Wiederhorn would be entitled to severance of 12 months of base salary payable on the Company’s regular payroll schedule. The Employment Agreement entitled Mr. Wiederhorn to participate in the benefit plans or programs that the Company may make available to employees and their families from time to time and provided for certain other ancillary benefits, including the reimbursement of all reasonable business expenses and, for security purposes, use at the Company’s expense of private aircraft transportation for all business-related travel. The Company also agreed to bear expenses for Mr. Wiederhorn’s personal use of private aircraft transportation that does not exceed 100 hours of flight time in any calendar year. In addition, Mr. Wiederhorn was entitled to 25 days of paid time off during each twelve-month period of employment under the Employment Agreement.

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On May 4, 2023, in connection with his appointment as Co-Chief Executive Officer, we entered into a written employment agreement with Robert G. Rosen. Pursuant to his employment agreement, Mr. Rosen receives an annual base salary of $550,000, subject to annual merit-based increases in the sole discretion of the Board of Directors, and is also eligible for annual bonuses in the sole discretion of the Board, with a minimum bonus of not less than $270,000 per year. He is also eligible to receive future awards of equity from time to time in the form of stock options, stock purchase rights and/or restricted stock awards. In the event of a “Change in Control” of the Company (as defined in the employment agreement), Mr. Rosen’s employment is involuntarily terminated without “cause” (as defined in the employment agreement), or he resigns for “good reason” (as defined in the employment agreement), and in any case other than as a result of death or disability, then 100% of the equity awards that are then unvested will become fully vested. In addition, in the event that his employment is terminated by the Company without “cause” or he resigns for “good reason”, Mr. Rosen will be entitled to receive severance equal to 12 months of base salary plus a pro-rated bonus for the year in which his employment terminates. His employment agreement also entitles Mr. Rosen to participate in the benefit plans or programs that the Company makes available to employees and their families from time to time and receive specified amounts of paid time off per 12-month period.

OUTSTANDING EQUITY AWARDS AT FISCAL 2022 YEAR END

The following table summarizes the outstanding equity award holdings of our named executive officers as of December 25, 2022.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Andrew A. Wiederhorn	15,318	—		10.68	10/20/2027	—		—
Chief Executive Officer	15,318	—		4.80	12/10/2028	—		—
	33,334	66,666	(1)	11.43	11/16/2031	—		—
Robert G. Rosen	33,334	66,666	(1)	11.43	11/16/2031	100,000	(2)	552,000
EVP, Capital Markets						—		—
Taylor A. Wiederhorn	15,318	—		10.68	10/20/2027	—		—
Chief Development Officer	15,318	—		4.80	12/10/2028	—		—
	33,334	66,666	(1)	11.43	11/16/2031	—		—

(1)	These awards were granted on November 16, 2021 and vest over three years in equal annual installments. The unexercisable portion will vest one-half on each of November 16, 2023 and November 16, 2024.
(2)	Vests on April 6, 2024.

Option Exercises and Stock Vested

None of the named executives acquired shares of the Company’s stock through exercise of options during the year ended December 25, 2022.

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DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Company considers the significant amount of time that our directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors.

We pay each non-employee director serving on our Board of Directors $120,000 in annual cash compensation, and an annual equity award of stock options to acquire 30,636 shares of Class A Common Stock. The stock options issued to directors are awarded under our 2017 Omnibus Equity Incentive Plan. During fiscal 2022, we also issued our directors a one-time award of 10,000 restricted shares of Class A Common Stock vesting over two years in equal annual installments on the anniversary date of the grant. The non-employee director compensation policy may be amended, modified or terminated at any time by our Board of Directors.

At various times upon the quarterly payment dates of the cash component of director compensation, the Board has allowed each independent director to elect to receive his or her cash compensation in the form of Class A Common Stock of the Company at market value at the time the election is made. Under such arrangement, during fiscal 2022, the independent directors elected to acquire an aggregate of 4,761 shares of Class A common stock in 2022 at a weighted average price per share of $6.30.

The terms of the equity awards described above are set forth in the 2017 Omnibus Equity Incentive Plan (the “Plan”). The Plan is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to officers, employees and directors of, and consultants and advisers to, FAT Brands and its subsidiaries. The Plan, as amended, provides for a maximum of 5,000,000 shares available for grant.

The following table sets forth a summary of the compensation we paid or accrued for the fiscal year ended December 25, 2022 to our non-employee directors and executive chairman who served in such capacities during the fiscal year:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Total ($)

Edward H. Rensi	120,000	88,500	88,982	297,482
Kenneth A. Anderson	90,000	88,500	88,982	267,482
Lynne L. Collier (2)	60,000	88,500	88,982	237,482
Amy V. Forrestal	120,000	88,500	88,982	297,482
Squire Junger	120,000	88,500	88,982	297,482
James Neuhauser (3)	807,500	853,500	—	1,661,000

Explanatory Notes:

(1)	Amounts shown represent the grant date fair value calculated in accordance with Accounting Standards Codification 718. Assumptions used in the calculation of this amount are included in footnote 14 to the Company’s audited consolidated financial statements included in Part IV of this Annual Report on Form 10-K. During 2022, the directors were each granted options to purchase 30,636 shares of common stock.

(2)	Ms. Collier was appointed to the Board of Directors effective as of July 12, 2022.

(3)	Mr. Neuhauser was appointed Executive Chairman effective as of July 13, 2022. This table includes Mr. Neuhauser’s compensation as a non-executive Director prior to July 13, 2022 and as Executive Chairman beginning on July 13, 2022.

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PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following disclosure about the relationship between “compensation actually paid” for our principal executive officer, or PEO, and non-PEO named executive officers, or Non-PEO NEOs, and certain financial performance of the Company. As a smaller reporting company, we are permitted and have elected to provide scaled pay versus performance disclosure.

The following table presents the pay versus performance information for our named executive officers. The amounts set forth below have been calculated in accordance with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” is required by the SEC’s rules and, as a result of the calculation methodology required by the SEC. Such amounts differ from compensation actually received by the individuals.

Fiscal Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Year-End Value of $100 Investment Based On Total Stockholder Return ($)(5)	Net Income (Loss) (thousand $)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	3,551,040	3,239,914	1,930,000	1,397,374	119	(126,188)
2021	2,874,909	2,805,204	2,232,472	2,195,408	195	(31,583)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for our PEO for each corresponding year in the “Total” column of the Summary Compensation Table. Our PEO for 2022 and 2021 was Andrew A. Wiederhorn.
(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the compensation reported in the Summary Compensation Table for each year to determine the compensation actually paid. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

		PEO
		2022	2021
	Summary Compensation Table Total	$3,551,040	$2,874,909
Less:	Equity Award Values Reported in Summary Compensation Table for the Covered Year	-	(607,000)
Plus:	Fair Value of Equity Awards Granted During Covered Year	-	523,436
	Change in Fair Value of Outstanding Unvested Equity Awards from Prior Years	(228,523)	-
	Change in Fair Value of Equity Awards from Prior Years that Vested in the Covered Year	-	13,859
	Compensation Actually Paid	$3,239,914	$2,805,204

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The Non-PEO NEOs included for purposes of calculating the average amounts in 2022 are Robert G. Rosen and Taylor Wiederhorn and in 2021 are Robert G. Rosen and Kenneth J. Kuick.
(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note (2).

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		Average of Non-PEO NEOs
		2022	2021
	Summary Compensation Table Total	$1,930,000	$2,232,472
Less:	Equity Award Values Reported in Summary Compensation Table for the Covered Year	-	(1,555,500)
Plus:	Fair Value of Equity Awards Granted During Covered Year	-	1,518,436
	Change in Fair Value of Outstanding Unvested Equity Awards from Prior Years	(450,023)	-
	Change in Fair Value of Equity Awards from Prior Years that Vested in the Covered Year	(82,603)	-
	Compensation Actually Paid	$1,397,374	$2,195,408

(5)	Cumulative TSR is calculated based on the value of an initial fixed investment of $100 in our common stock as of December 31, 2020.
(6)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable fiscal year.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Net Income (Loss)

The following chart shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our Non-PEO NEOs, on the one hand, to the Company’s net income (loss), on the other hand.

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Compensation Actually Paid and Cumulative TSR

The following chart shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our Non-PEO NEOs, on the one hand, to the Company’s cumulative total stockholder return, or TSR, over the two years presented in the table, on the other.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

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PRINCIPAL STOCKHOLDERS

Common Stock

The following table sets forth information, as of the record date, with respect to the beneficial ownership of our Class A Common Stock and our Class B Common Stock held by: (i) each person known by us to beneficially own more than 5% of our Class A Common Stock or Class B Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting power (if applicable) or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power (if applicable) or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of the effective date of the disclosure, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o FAT Brands Inc., 9720 Wilshire Blvd., Suite 500, Beverly Hills, California 90212. Each of the stockholders listed below has sole voting power (if applicable) and sole investment power with respect to the shares beneficially owned by such stockholder unless noted otherwise, subject to community property laws where applicable.

As of the record date, there were issued and outstanding 15,518,518 shares of Class A Common Stock and 1,270,805 shares of Class B Common Stock.

	Class A Common Stock Beneficially Owned			Class B Common Stock Beneficially Owned			Percent of Total Voting
Name of beneficial owner	Number		%	Number		%	Power †
Greater than 5% Stockholders
Fog Cutter Holdings LLC	7,015,249	(1)	45.2%	706,514		55.6%	55.5%
HOT GFG LLC	2,259,594	(2)	14.6%	—		*	*
Geode Capital Holdings LLC	—		*	79,888	(3)	6.3%	6.2%
Gregory Fortunoff and certain persons	1,286,500	(4)	8.2%	—		*	*
Named Executive Officers and Directors
Andrew A. Wiederhorn	241,635	(5)	1.5%	7,333		*	*
Robert G. Rosen	166,667	(6)	1.1%	10,000		*	*
John S. Allen	—	(7)	*	—		*	*
Donald J. Berchtold	233,727	(8)	1.5%	20,309		1.6%	1.6%
Tyler B. Child	1,543	(7)	*	154		*	*
Lynne L. Collier	20,212	(9)	*	—		*	*
Mark Elenowitz	2,564	(7)	*	—		*	*
James G. Ellis	—	(7)	*	—		*	*
Peter R. Feinstein	—	(7)	*	—		*	*
Matthew H. Green	—	(7)	*	—		*	*
John C. Metz	—	(7)	*	—		*	*
Carmen Vidal	21,772	(10)	*	—		*	*
Mason A. Wiederhorn	121,735	(11)	*	4,109		*	*
Taylor A. Wiederhorn	254,012	(12)	1.6%	14,989		1.2%	1.2%
Thayer D. Wiederhorn	243,925	(12)	1.6%	14,652		1.2%	1.2%
All directors and executive officers as a group (18 persons)	1,878,943	(13)	14.8%	109,198		8.6%	8.6%

†	Represents the voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, voting as a single class, beneficially owned by the holder. Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to 2,000 votes per share.
*	Represents beneficial ownership of less than 1% of the class.

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(1)	Based in part on a Schedule 13D/A filed on February 24, 2023 by Fog Cutter Holdings LLC, a limited liability company controlled by a board of managers comprised of Andrew A. Wiederhorn, Taylor A. Wiederhorn, Thayer D. Wiederhorn and Mason A. Wiederhorn. The address of Fog Cutter Holdings LLC is 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212.
(2)	Based on a Schedule 13G filed jointly on March 8, 2022 by HOT GFG LLC and Ms. Rachel Serruya. Ms. Serruya is the sole Director and President of HOT GFG LLC and may be deemed to have voting and investment power over these shares. Ms. Serruya disclaims beneficial ownership of such securities except to the extent of her indirect pecuniary interest therein, if any. The address provided by HOT GFG LLC is 210 Shields Court, Markham, Ontario, Canada L3R8V2.
(3)	Based on a Schedule 13G/A filed jointly on February 14, 2023 by Geode Capital Holdings LLC and Geode Capital Management, LLC. The address provided by Geode is 100 Summer Street, 12th Floor, Boston, MA 02110.
(4)	Based in part on a Schedule 13D/A filed on August 25, 2022 by Gregory Fortunoff, with an address at 49 West 37th Street, New York, NY 10018. Includes warrants to purchase 158,000 shares of Class A Common Stock. Mr. Fortunoff expressly disclaims beneficial ownership for all purposes of the shares beneficially owned by other persons.
(5)	Includes options to purchase 97,303 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure, and warrants that are exercisable for an additional 120,000 shares of Class A Common Stock, including warrants for 100,000 shares owned by Mr. Wiederhorn’s spouse, to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein. Does not include unvested options to purchase an additional 33,333 shares of Class A Common Stock.
(6)	Includes options to purchase 66,667 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 433,000 shares of Class A Common Stock.
(7)	Does not include unvested options to purchase 30,636 shares of Class A Common Stock.
(8)	Includes options to purchase 30,636 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure.
(9)	Includes options to purchase 10,212 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 20,424 shares of Class A Common Stock.
(10)	Includes options to purchase 21,772 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 8,333 shares of Class A Common Stock.
(11)	Includes options to purchase 80,636 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 25,000 shares of Class A Common Stock.
(12)	Includes options to purchase 97,303 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 33,333 shares of Class A Common Stock.
(13)	Includes options to purchase an aggregate of 696,438 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an aggregate of 918,207 shares of Class A Common Stock.

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Preferred Stock

The following table sets forth information, as of the record date, with respect to the beneficial ownership of our non-voting Series B Cumulative Preferred Stock (the “Series B Preferred Stock”) held by: (i) each of our directors; (ii) each of our named executive officers; and (iii) all of our executive officers and directors as a group. As of the record date, there were issued and outstanding 7,586,303 shares of Series B Preferred Stock.

	Series B Preferred Stock Beneficially Owned
Name of beneficial owner	Shares	%
Named Executive Officers and Directors
Andrew A. Wiederhorn	1,344	*
Robert G. Rosen	232	*
John S. Allen	—	*
Donald J. Berchtold	—	*
Tyler B. Child	—	*
Lynne L. Collier	—	*
Mark Elenowitz	486	*
James G. Ellis	—	*
Peter R. Feinstein	—	*
Matthew H. Green	—	*
John C. Metz	71,306	*
Carmen Vidal	—	*
Mason A. Wiederhorn	—	*
Taylor A. Wiederhorn	885	*
Thayer D. Wiederhorn	1,689	*
All directors and executive officers as a group (18 persons)	81,437	1.1%

*	Represents beneficial ownership of less than 1% of the class.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of (i) family relationships among our directors, director nominees, and executive officers, and (ii) reportable related person transactions since the beginning of our 2021 fiscal year (which began on December 28, 2020) or currently proposed to which we were or will be a party:

●	in which the amount involved exceeds $120,000; and
●	in which any director, director nominee, executive officer, stockholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Andrew Wiederhorn, our current Chairman of the Board and former President and Chief Executive Officer, entered into a written Separation, Cooperation, and Release Agreement (the “Separation Agreement”) and Consulting Agreement (the “Consulting Agreement”) with the Company on July 19, 2023. Under the Separation Agreement, Mr. Wiederhorn is entitled to receive any accrued but unpaid base salary and the value of any accrued and unused vacation through his resignation date in accordance with his Employment Agreement. In addition, Mr. Wiederhorn is entitled to receive a final bonus under his Employment Agreement for such portion of 2023 through his separation date in the amount of $950,000. Mr. Wiederhorn’s stock options will continue to vest after his resignation date as long as he continues to provide services to the Company as a consultant. Under the Separation Agreement, Mr. Wiederhorn provided a general release of the Company, and the Company released Mr. Wiederhorn from certain claims related to his employment and separation from the Company, subject in each case to certain exceptions. Mr. Wiederhorn also agreed to assist and cooperate with the Company in transitioning his duties, as well as with any investigations, legal claims, or other matters related to his past employment. In addition, the Company agreed that, unless otherwise prohibited by applicable law, any attorney fees and expenses advanced to Mr. Wiederhorn by the Company in connection with the Company’s pending litigation and governmental investigations are awarded to him under the Separation Agreement. The Consulting Agreement provides that Mr. Wiederhorn will provide specified non-executive consulting services to the Company, including advice regarding corporate strategy, acquisitions, capital allocation, financing and restaurant/franchise operations. In consideration for such services, the Consulting Agreement provides that the Company will pay to Fog Cutter Consulting Corp., a company affiliated with Mr. Wiederhorn, an hourly fee of $1,850. In addition, while Mr. Wiederhorn remains a director of the Company, he will receive standard Board fees as a non-employee director. The Consulting Agreement also contains customary confidentiality obligations by Mr. Wiederhorn and an assignment to the Company of intellectual property developed by Mr. Wiederhorn in the course of providing consulting services to the Company.

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John C. Metz joined our Board of Directors on July 11, 2023. Mr. Metz is the President and owner of RREMC Restaurants, LLC, which franchisees certain of the Company’s Hurricane Dockside Grill restaurants under standard franchise terms for the Company’s Hurricane brand. Under such arrangements, RREMC Restaurants, LLC pays to the Company a standard royalty rate on net sales plus marketing fees, which totaled approximately $1.1 million since the beginning of our 2021 fiscal year. In addition, in January 2022 the Company paid to Mr. Metz a consulting fee of $160,000 in connection with the Company’s acquisition of Native Grill & Wings.

Thayer Wiederhorn serves as Chief Operating Officer and a member of the Board of Directors of the Company. He is the son of Andrew Wiederhorn, grandson of Donald Berchtold, nephew of Tyler Child and brother of Taylor Wiederhorn and Mason Wiederhorn, none of whom have a material interest in Thayer Wiederhorn’s employment or share a household with him. For fiscal years 2021, 2022 and 2023 (through October 24, 2023), Thayer Wiederhorn received gross cash compensation from the Company, including base salary and bonus, before tax withholding and other deductions, of approximately $1,080,000, $1,600,000 and $465,385. During those periods he also participated in the general welfare and benefit plans of the Company and vested in stock options to purchase an aggregate of 38,334 shares of the Company’s Class A common stock granted in previous years.

Taylor Wiederhorn serves as Chief Development Officer and a member of the Board of Directors of the Company. He is the son of Andrew Wiederhorn, grandson of Donald Berchtold, nephew of Tyler Child and brother of Thayer Wiederhorn and Mason Wiederhorn, none of whom have a material interest in Taylor Wiederhorn’s employment or share a household with him. For fiscal years 2021, 2022 and 2023 (through October 24, 2023), Taylor Wiederhorn received gross cash compensation from the Company, including base salary and bonus, before tax withholding and other deductions, of approximately $960,000, $1,660,000 and $465,385. During those periods he also participated in the general welfare and benefit plans of the Company and vested in stock options to purchase an aggregate of 38,334 shares of the Company’s Class A common stock granted in previous years.

Mason Wiederhorn serves as Chief Brand Officer and a member of the Board of Directors of the Company. He is the son of Andrew Wiederhorn, grandson of Donald Berchtold, nephew of Tyler Child and brother of Thayer Wiederhorn and Taylor Wiederhorn, none of whom have a material interest in Mason Wiederhorn’s employment or share a household with him. For fiscal years 2021, 2022 and 2023 (through October 24, 2023), Mason Wiederhorn received gross cash compensation from the Company, including base salary and bonus, before tax withholding and other deductions, of approximately $740,000, $1,275,000 and $359,616. During those periods he also participated in the general welfare and benefit plans of the Company and vested in stock options to purchase an aggregate of 30,000 shares of the Company’s Class A common stock granted in previous years.

Donald Berchtold serves as Chief Creative Officer and a member of the Board of Directors of the Company. He is the father of director Tyler Child and grandfather of Thayer Wiederhorn, Taylor Wiederhorn and Mason Wiederhorn, none of whom have a material interest in Mr. Berchtold’s employment or share a household with him. For fiscal years 2021, 2022 and 2023 (through October 24, 2023), Donald Berchtold received gross cash compensation from the Company, including base salary and bonus, before tax withholding and other deductions, of approximately $362,522, $339,445 and $232,692. During those periods he also participated in the general welfare and benefit plans of the Company and vested in stock options to purchase an aggregate of 5,000 shares of the Company’s Class A common stock granted in previous years.

Jacob Berchtold serves as Chief Operating Officer of the Fast Casual Division of the Company, and has been involved in restaurant operations of the Company and its predecessors since 2005. He is the son of Donald Berchtold, brother of Tyler Child and cousin of Thayer Wiederhorn, Taylor Wiederhorn and Mason Wiederhorn, none of whom have a material interest in Jacob Berchtold’s employment or share a household with him. For fiscal years 2021, 2022 and 2023 (through October 24, 2023), Jacob Berchtold received gross cash compensation from the Company, including base salary and bonus, before tax withholding and other deductions, of approximately $330,792, $450,023 and $296,174. During those periods he also participated in the general welfare and benefit plans of the Company and vested in stock options to purchase an aggregate of 30,000 shares of the Company’s Class A common stock granted in previous years.

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Carmen Vidal serves as the Company’s International Legal Counsel and Director of International Franchise Development (Europe/Middle East/North Africa). For fiscal years 2021, 2022 and 2023 (through October 24, 2023), Ms. Vidal received gross cash compensation from the Company, including base salary and bonus, before tax withholding and other deductions, of approximately $125,000, $210,000 and $162,045. During those periods he also participated in the general welfare and benefit plans of the Company and vested in stock options to purchase an aggregate of 8,334 shares of the Company’s Class A common stock granted in previous years.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares according to their best judgment.

2022 ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ending December 25, 2022 (the “Annual Report”) was filed with the SEC on February 24, 2023. A copy of the Annual Report is available free of charge online at http://ir.fatbrands.com/financial-information/annual-reports, or from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report, free of charge, by sending a written request to FAT Brands Inc., 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, Attention: Corporate Secretary. The Annual Report and any information contained on or accessed through our website is not incorporated by reference into this proxy statement and is not considered proxy solicitation material.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

Under SEC Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2024 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by no later than 120 days before the first anniversary of the date of this proxy statement, or July 6, 2024, and meet the other requirements of the SEC in effect at that time. However, if the date of our 2024 Annual Meeting changes by more than 30 days from the anniversary of the date on which our 2024 Annual Meeting of Stockholders is held, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2024 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act of 1934, and the rules of the SEC thereunder and other laws and regulations to which interested stockholders should refer. The Secretary of the Company must receive timely stockholder proposals or nominations in writing at the principal executive offices of the Company at FAT Brands Inc., 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, Attention: Corporate Secretary.

Stockholders wishing to make a director nomination or bring a proposal to be considered at the 2024 Annual Meeting of Stockholders (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company indicated above not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the 2023 Annual Meeting of Stockholders, or between August 16, 2024 and September 15, 2024, provided that if the date of the 2024 Annual Meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the 2023 Annual Meeting, or if no Annual Meeting is held in 2024, notice must be delivered not earlier than one hundred and twenty (120) days prior to the 2024 Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the 2024 Annual Meeting and the tenth (10th) day following the day on which public announcement of the date of the 2024 Annual Meeting is first made. Any matter so submitted must also comply with the other provisions of the Company’s Amended and Restated Bylaws and be submitted in writing to the Secretary at the corporate offices of the Company indicated above.

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Appendix A

FORM OF AMENDED AND RESTATED

2017 OMNIBUS EQUITY INCENTIVE PLAN

FAT BRANDS INC.

AMENDED AND RESTATED 2017 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE I
PURPOSE

The purpose of this FAT Brands Inc. Amended and Restated 2017 Omnibus Equity Incentive Plan ~~(the "Plan")~~ is to benefit FAT Brands Inc., a Delaware corporation (the "Company") and its stockholders by assisting the Company and its Affiliates to attract, retain and provide incentives to key employees, officers, directors and consultants, and to align the interests of such service providers with those of the Company's stockholders. Accordingly, the Plan provides for the granting of Non-qualified Stock Options, Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Performance Stock Awards, Performance Unit Awards, Unrestricted Stock Awards, Distribution Equivalent Rights or any combination of the foregoing.

ARTICLE II
DEFINITIONS

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

2.1 "Acceleration Conditions" shall have the meaning given to such term in Section 4.3.

2.2 "Affiliate" shall mean any corporation which, with respect to the Company, is a "subsidiary corporation" within the meaning of Section 424(f) of the Code or other entity in which the Company has a controlling interest in such entity or another entity which is part of a chain of entities in which the Company or each entity has a controlling interest in another entity in the unbroken chain of entities ending with the applicable entity.

2.3 "Award" shall mean, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Unit Award, Stock Appreciation Right, Distribution Equivalent Right or Unrestricted Stock Award.

2.4 "Award Agreement" shall mean a written agreement between the Company and the Holder with respect to an Award, setting forth the terms and conditions of the Award, as amended.

2.5 "Board" shall mean the Board of Directors of the Company.

2.6 "Base Value" shall have the meaning given to such term in Section 14.3.

2.7 "Cause" shall mean (i) if the Holder is a party to an employment or service agreement with the Company or an Affiliate which agreement defines "Cause" (or a similar term), "Cause" shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, "Cause" shall mean termination by the

1

A-1

Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder's (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder's duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate, or (G) material breach of any provision of the Plan or the Holder's Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.

2.8 "Change of Control" shall mean the satisfaction of any one or more of the following conditions (and the "Change of Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):

(a) Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, "Person"), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities;

(b) The closing of a merger, consolidation or other business combination (a "Business Combination") other than a Business Combination in which holders of the Shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock or ordinary shares, as applicable, of the surviving corporation immediately after the Business Combination as immediately before;

(c) The closing of an agreement for the sale or disposition of all or substantially all of the Company's assets to any entity that is not an Affiliate;

(d) The approval by the holders of shares of Shares of a plan of complete liquidation of the Company, other than a merger of the Company into any subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock or ordinary shares, as applicable, of the surviving corporation immediately after such liquidation as immediately before;

(e) Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened

2

solicitation of proxies or consents by or on behalf of an individual, entity or "group" other than the Board (including, but not limited to, any such assumption that results from paragraphs (a), (b), (c), or (d) of this definition); or

(f) Any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Change of Control.

2.9 "Code" shall mean the United States of America Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

2.10 "Committee" shall ~~mean a committee comprised of two (2) or more members of the Board who are selected by the Board as provided~~have the meaning given to such term in Section 4.1.

2.11 "Company" shall have the meaning given to such term in the introductory paragraph, including any successor thereto.

2.12 "Consultant" shall mean any non-Employee (individual or entity) advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.

2.13 "Director" shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.

2.14 "Distribution Equivalent Right" shall mean an Award granted under Article XIII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the period the Holder held the Distribution Equivalent Right.

2.15 "Distribution Equivalent Right Award Agreement" shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.

2.16 "Effective Date" shall have the meaning given to such term in Article III.

2.17 "Employee" shall mean any employee, including any officer, of the Company or an Affiliate.

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2.18 "Exchange Act" shall mean the United States of America Securities Exchange Act of 1934, as amended.

2.19 "Fair Market Value" shall mean, as of any specified date, the closing sales price of the Shares for such date (or, in the event that the Shares are not traded on such date, on the immediately preceding trading date) on the NASDAQ Stock Market ("NASDAQ"), as reported by NASDAQ, or such other domestic or foreign national securities exchange on which the Shares may be listed. If the Shares are not listed on NASDAQ or on a national securities exchange, but are quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Shares shall be the mean of the highest bid and lowest asked prices per Share for such date. If the Shares are not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Shares shall be determined by the Board in good faith by any fair and reasonable means consistent with the requirements of applicable law.

2.20 "Family Member" of an individual shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder's household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

2.21 "Holder" shall mean an Employee, Director or Consultant who has been granted an Award or any such individual's beneficiary, estate or representative, who has acquired such Award in accordance with the terms of the Plan, as applicable.

2.22 "Incentive Stock Option" shall mean an Option which is intended by the Committee to constitute an "incentive stock option" and conforms to the applicable provisions of Section 422 of the Code.

2.23 "Incumbent Director" shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.

2.24 "Non-qualified Stock Option" shall mean an Option which is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.25 "Option" shall mean an Award granted under Article VII of the Plan of an option to purchase Shares and shall include both Incentive Stock Options and Non-qualified Stock Options.

2.26 "Option Agreement" shall mean a written agreement between the Company and a Holder with respect to an Option.

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2.27 "Performance Criteria" shall mean the criteria selected by the Committee for purposes of establishing the Performance Goal(s) for a Holder for a Performance Period.

2.28 "Performance Goals" shall mean, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria, which may be related to the performance of the Holder, the Company or an Affiliate.

2.29 "Performance Period" shall mean one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of the Performance Goals shall be measured for purposes of determining a Holder's right to, and the payment of, ~~a Qualified Performance-Based~~an Award.

2.30 "Performance Stock Award" or "Performance Stock" shall mean an Award granted under Article XII of the Plan under which, upon the satisfaction of predetermined Performance Goals, Shares are paid to the Holder.

2.31 "Performance Stock Agreement" shall mean a written agreement between the Company and a Holder with respect to a Performance Stock Award.

2.32 "Performance Unit" shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.

2.33 "Performance Unit Award" shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined Performance Goals, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

2.34 "Performance Unit Agreement" shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.

2.35 "Plan" shall mean this FAT Brands Inc. Amended and Restated 2017 Omnibus Equity Incentive Plan, as amended from time to time, together with each of the Award Agreements utilized hereunder.

~~2.36 "Qualified Performance-Based Award" shall mean an Award that is intended to qualify as "performance-based" compensation under Section 162(m) of the Code.~~

2.36 "Restatement Date" shall have the meaning given to such term in Article III.

2.37 "Restricted Stock Award" and "Restricted Stock" shall mean an Award granted under Article VIII of the Plan of Shares, the transferability of which by the Holder is subject to Restrictions.

2.38 "Restricted Stock Agreement" shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

2.39 "Restricted Stock Unit Award" and "RSUs" shall refer to an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual service-

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related vesting requirements, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

2.40 "Restricted Stock Unit Agreement" shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

2.41 "Restriction Period" shall mean the period of time for which Shares subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Agreement.

2.42 "Restrictions" shall mean the forfeiture, transfer and/or other restrictions applicable to Shares awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Agreement.

2.43 "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

2.44 "Shares" or "Stock" shall mean the Class A common stock of the Company, par value $0.0001 per share.

2.45 "Stock Appreciation Right" or "SAR" shall mean an Award granted under Article XIV of the Plan of a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

2.46 "Stock Appreciation Right Agreement" shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.

2.47 "Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the Shares under the related Option, all as set forth in Article XIV.

2.48 "Ten Percent Stockholder" shall mean an Employee who, at the time an Option is granted to him or her, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

2.49 "Termination of Service" shall mean a termination of a Holder's employment with, or status as a Director or Consultant of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death, except as provided in Section 6.4. In the event Termination of Service shall constitute a payment event with respect to any Award subject to Code Section 409A, Termination of Service shall only be deemed to occur upon a "separation from service" as such term is defined under Code Section 409A and applicable authorities.

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2.50 "Total and Permanent Disability" of an individual shall mean the inability of such individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, within the meaning of Section 22(e)(3) of the Code.

2.51 "Unit" shall mean a bookkeeping unit, which represents such monetary amount as shall be designated by the Committee in each Performance Unit Agreement, or represents one Share for purposes of each Restricted Stock Unit Award.

2.52 "Unrestricted Stock Award" shall mean an Award granted under Article IX of the Plan of Shares which are not subject to Restrictions.

2.53 "Unrestricted Stock Agreement" shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.

ARTICLE III
EFFECTIVE DATE OF PLAN

The Plan ~~has been~~was originally adopted by the Board and approved by the stockholders of the Company as of September 30, 2017 (the "Effective Date~~").~~") and has been subsequently amended (as amended, the "Prior Plan"). On October 17, 2023 (the "Restatement Date"), the Board approved the amendment and restatement of the Prior Plan as set forth herein. This Plan is subject to approval by Company stockholders in 2023 and will only take effect upon the date of any such approval. Any Awards granted before stockholder approval of this Plan will continue to be governed by the terms of the Prior Plan. If the Plan is not approved in 2023 by Company stockholders then the Prior Plan will remain in effect and no Awards will be issued under this Plan.

ARTICLE IV
ADMINISTRATION

4.1 Composition of Committee. The Plan shall be administered by the Board, except to the extent the Board appoints from among its members a committee to administer the Plan (in either case, the group administering the Plan is hereinafter referred to as the "Committee~~, which shall be appointed by the Board.~~"). If necessary, in the Board's discretion, to comply with Rule 16b-3 under the Exchange Act~~ and Section 162(m) of the Code~~, the Committee shall consist solely of two (2) or more Directors who are each (i) "~~outside directors" within the meaning of Section 162(m) of the Code ("Outside Directors"), (ii) "non-employee directors~~Non-Employee Directors" within the meaning of Rule 16b-3 ("Non-Employee Directors") and~~(iii~~/or (ii) "independent" for purposes of any applicable listing requirements; provided, however, that the Board or the Committee may delegate to a committee of one or more members of the Board who are not ~~(x) Outside Directors, the authority to grant Awards to eligible persons who are not (A) then "covered employees" within the meaning of Section 162(m) of the Code and are not expected to be "covered employees" at the time of recognition of income resulting from such Award, or (B) persons with respect to whom the Company wishes to comply with the requirements of Section 162(m) of the Code, and/or (y)~~ Non-Employee Directors, the authority

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to grant Awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. ~~If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.~~

4.2 Powers. Subject to the other provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to (i) determining which Employees, Directors or Consultants shall receive an Award, (ii) the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), (iii) what type of Award shall be granted, (iv) the term of an Award, (v) the date or dates on which an Award vests, (vi) the form of any payment to be made pursuant to an Award, (vii) the terms and conditions of an Award (including the forfeiture of the Award, and/or any financial gain, if the Holder of the Award violates any applicable restrictive covenant thereof), (viii) the Restrictions under a Restricted Stock Award, (ix) the number of Shares which may be issued under an Award, (x) Performance Goals applicable to any Award and certification of the achievement of such goals, and (xi) the waiver of any Restrictions or Performance Goals, subject in all cases to compliance with applicable laws. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company's (or the Affiliate's) success and such other factors as the Committee in its discretion may deem relevant.

4.3 Limited Power to Accelerate. Notwithstanding anything to the contrary contained herein, the Committee shall not have the power to accelerate vesting of outstanding Awards on a discretionary basis, except (a) upon the death or disability of the Holder, (b) under the conditions set forth in Article XVI, or (c) where such acceleration is provided as severance upon Termination of Service of the Holder, based on cash flow needs of the Company as determined by the Committee (the "Acceleration Conditions").

4.4 Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, to determine the terms, restrictions and provisions of each Award and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent the Committee shall deem necessary, appropriate or expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.

4.5 Committee Action. Subject to compliance with all applicable laws, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.

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ARTICLE V
SHARES SUBJECT TO PLAN AND LIMITATIONS THEREON

5.1 Authorized Shares and Award Limits.

(a) Share Reserve. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The maximum aggregate number of Shares which may be issued pursuant to all Awards may not exceed Five Million (5,000,000) (subject to adjustment in the same manner provided in Article XV with respect to Shares subject to Awards then outstanding) (the "Share Reserve").

(b) Share Counting. For purposes of counting the number of Shares available under the Share Reserve:

(i) Any Shares covered by an Award or portion of an Award which lapses, is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of the Share Reserve, and shall be credited back to the Share Reserve in the same amount that such Award was originally debited against the Share Reserve.

(ii) The following Shares shall be debited against the Share Reserve and not be available for the grant of Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of a Stock Appreciation Right or Option, (ii) Shares used to pay the exercise price or withholding taxes related to an Award, or (iii) Shares repurchased on the open market with the proceeds from the exercise of any Option.

(c) Incentive Stock Options. The maximum aggregate number of Shares that may be issued under the Plan pursuant to Incentive Stock Options shall be the full Share Reserve.

~~(d) Section 162(m). The maximum number of Shares subject to Awards that may be granted to any one person during any calendar year shall be Fifty Thousand (50,000) Shares (subject to adjustment in the same manner provided in Article XV with respect to Shares subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with Share-based Awards to constitute "performance based" compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of Shares, to the extent required under Section 162(m) of the Code, any Shares subject to Options or Stock Appreciation Rights that are canceled or re-priced.~~

~~(e)~~(d) Adjustment Upon Restatement. The Committee may, in its complete and sole discretion, make retroactive adjustments to and the Holder shall reimburse to the Company any cash or equity based incentive compensation paid to the Holder where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement of the Company's financial statements or any portion thereof, and as a result of the restatement it is determined that the Holder otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from the Holder's

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misconduct. In each such instance, the Company will, to the extent practicable, seek to recover the amount by which the Holder's cash or equity based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

5.2 Types of Shares . The Shares to be issued pursuant to the grant or exercise of an Award may consist of authorized but unissued Shares, Shares purchased on the open market or Shares previously issued and outstanding and reacquired by the Company.

ARTICLE VI
ELIGIBILITY AND TERMINATION OF SERVICE

6.1 Eligibility. Awards made under the Plan may be granted solely to individuals or entities who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-qualified Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, an Unrestricted Stock Award, a Distribution Equivalent Right Award, a Performance Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right, or any combination thereof, and solely for Employees, an Incentive Stock Option.

6.2 Termination of Service. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.3 or 6.4, the following terms and conditions shall apply with respect to a Holder's Termination of Service with the Company or an Affiliate, as applicable:

(a) The Holder's rights, if any, to exercise any then exercisable Options and/or Stock Appreciation Rights shall terminate:

(i) If such termination is for a reason other than the Holder's Total and Permanent Disability or death, ninety (90) days after the date of such Termination of Service;

(ii) If such termination is on account of the Holder's Total and Permanent Disability, one (1) year after the date of such Termination of Service; or

(iii) If such termination is on account of the Holder's death, one (1) year after the date of the Holder's death.

Upon such applicable date the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options and Stock Appreciation Rights. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for a different time period in the Award Agreement, or may extend the time period, following a Termination of Service, during which the Holder has the right to exercise any vested Non-qualified Stock Option or Stock Appreciation Right, which time period may not extend beyond the expiration date of the Award term.

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(b) In the event of a Holder's Termination of Service for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or Restricted Stock Unit Award, such Restricted Stock and/or RSUs shall immediately be canceled, and the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or RSUs. Notwithstanding the immediately preceding sentence, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such Termination of Service that all or a portion of any such Holder's Restricted Stock and/or RSUs shall not be so canceled and forfeited.

6.3 Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder's employment with, or status as a Director of, the Company or an Affiliate shall terminate, and if, within ninety (90) days of such termination, such Holder shall become a Consultant, such Holder's rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding. Should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award, as it may have been reduced in connection with the Holder's becoming a Consultant, shall be treated pursuant to the provisions of Section 6.2, provided, however, that any such Award which is intended to be an Incentive Stock Option shall, upon the Holder's no longer being an Employee, automatically convert to a Non-qualified Stock Option. Should a Holder's status as a Consultant terminate, and if, within ninety (90) days of such termination, such Holder shall become an Employee or a Director, such Holder's rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding, and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall be treated pursuant to the provisions of Section 6.2.

6.4 Termination of Service for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder's Award Agreement specifically provides otherwise, in the event of a Holder's Termination of Service for Cause, all of such Holder's then outstanding Awards shall expire immediately and be forfeited in their entirety upon such Termination of Service.

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ARTICLE VII
OPTIONS

7.1 Option Period. The term of each Option shall be as specified in the Option Agreement; provided, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.

7.2 Exercise of Option; Settlement in Cash. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement. In the sole discretion of the Committee, an Option Agreement may provide that the underlying Option may be settled by the delivery of cash rather than delivery of Shares, with a cash amount equal to the value of Shares that would be deliverable to the Holder under the "cashless exercise" procedure described in Section 7.4.

7.3 Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Incentive Stock Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the Effective Date. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for "incentive stock option" status under Section 422 of the Code.

7.4 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the other provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) that have been owned by the Holder for at least six (6) months and having a Fair Market Value equal to such Option price, or such other forms or methods as the Committee may determine from time to time, in each case, subject to such rules and regulations as may be adopted by the Committee. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3, and 6.4, as applicable, specify the effect of

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Termination of Service on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, a Non-qualified Stock Option Agreement may provide for a "cashless exercise" of the Option, in whole or in part, by (a) establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan as to all or a part of Shares to which he is entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the Shares from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (b) reducing the number of Shares to be issued upon exercise of the Option by the number of such Shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option's exercise. An Option Agreement may also include provisions relating to: (i) accelerated vesting of Options that comply with the Acceleration Conditions, (ii) tax matters (except that provisions requiring additional withholding tax "gross-up" payments to Holders to meet excise taxes or other additional income tax liability shall be prohibited) and (iii) any other matters not inconsistent with the other terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

7.5 Option Price and Payment. The price at which an Share may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of an Share on the date such Option is granted (or 110% of Fair Market Value for an Incentive Stock Option held by Ten Percent Stockholder, as provided in Section 7.3), and (ii) shall be subject to adjustment as provided in Article XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Option Agreement, which manner, with the consent of the Committee, may include the withholding of Shares otherwise issuable in connection with the exercise of the Option. Separate share certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of a Non-qualified Stock Option.

7.6 Stockholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such Shares as have been purchased under the Option and for which share certificates have been registered in the Holder's name.

7.7 Options and Rights in Substitution for Stock or Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees, Directors or Consultants as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock or shares of the employing entity with the result that such employing entity becomes an Affiliate.

7.8 Prohibition Against Re-Pricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of

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directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Option, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options previously granted.

ARTICLE VIII
RESTRICTED STOCK AWARDS

8.1 Award. A Restricted Stock Award shall constitute an Award of Shares to the Holder as of the date of the Award which are subject to a "substantial risk of forfeiture" as defined under Section 83 of the Code during the specified Restriction Period. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.

8.2 Terms and Conditions. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Company shall cause the Shares to be issued in the name of Holder, either by book-entry registration or issuance of one or more stock certificates evidencing the Shares, which Shares or certificates shall be held by the Company or the stock transfer agent or brokerage service selected by the Company to provide services for the Plan. The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order, and if any certificate is issued, such certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares. After any Shares vest, the Company shall deliver the vested Shares, in book-entry or certificated form in the Company's sole discretion, registered in the name of Holder or his or her legal representatives, beneficiaries or heirs, as the case may be, less any Shares withheld to pay withholding taxes. If provided for under the Restricted Stock Agreement, the Holder shall have the right to vote Shares subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Shares during the Restriction Period. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include provisions relating to: (i) accelerated vesting of Restricted Stock that comply with the Acceleration Conditions, (ii) tax matters (except that provisions requiring additional withholding tax "gross-up" payments to Holders to meet excise taxes or other additional income tax liability shall be prohibited) and (iii) any other matters not inconsistent with the other terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical. All Shares delivered to a Holder as part of a Restricted Stock Award shall be delivered and reported by the Company or the Affiliate, as applicable, to the Holder at the time of vesting.

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8.3 Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

ARTICLE IX
UNRESTRICTED STOCK AWARDS

9.1 Award. Shares may be awarded (or sold) to Employees, Directors or Consultants under the Plan which are not subject to Restrictions of any kind, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

9.2 Terms and Conditions. At the time any Award is made under this Article IX, the Company and the Holder shall enter into an Unrestricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

9.3 Payment for Unrestricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to an Unrestricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to an Unrestricted Stock Award, except to the extent otherwise required by law.

ARTICLE X
RESTRICTED STOCK UNIT AWARDS

10.1 Award. A Restricted Stock Unit Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Restriction Period. At the time a Restricted Stock Unit Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. A Restricted Stock Unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares prior to the time the Holder shall receive a distribution of Shares pursuant to Section 10.3.

10.2 Terms and Conditions. At the time any Award is made under this Article X, the Company and the Holder shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Restricted Stock Unit Agreement shall set forth the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to distribution pursuant to Section 10.3 and the number of Units awarded to the Holder. Such conditions shall be sufficient to constitute a "substantial risk of forfeiture" as such term is defined under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards in the Restricted Stock Unit Agreement that are not inconsistent

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with the other terms and provisions of the Plan. The terms and conditions of the respective Restricted Stock Unit Agreements need not be identical.

10.3 Distributions of Shares. The Holder of a Restricted Stock Unit shall be entitled to receive a cash payment equal to the Fair Market Value of an Share, or one Share, as determined in the sole discretion of the Committee and as set forth in the Restricted Stock Unit Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the Restricted Stock Unit first becomes vested (i.e., no longer subject to a "substantial risk of forfeiture").

ARTICLE XI
PERFORMANCE UNIT AWARDS

11.1 Award. A Performance Unit Award shall constitute an Award under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) Performance Goals based on selected Performance Criteria, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder. At the time a Performance Unit Award is made, the Committee shall establish the Performance Period and applicable Performance Goals. Each Performance Unit Award may have different Performance Goals, in the discretion of the Committee. A Performance Unit Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares.

11.2 Terms and Conditions. At the time any Award is made under this Article XI, the Company and the Holder shall enter into a Performance Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Unit Agreement the Performance Period, Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 11.3, the number of Units awarded to the Holder and the dollar value or formula assigned to each such Unit. Such payment shall be subject to a "substantial risk of forfeiture" under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards that are not inconsistent with the other terms and provisions of the Plan. The terms and conditions of the respective Performance Unit Agreements need not be identical.

11.3 Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Agreement) the Performance Goals set forth in such Performance Unit Agreement. ~~If necessary to satisfy the requirements of Code Section 162(m), if applicable, the achievement of such Performance Goals shall be certified in writing by the Committee prior to any payment.~~ All payments shall be made no later than by the fifteenth (15th) day of the third

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(3rd) calendar month next following the end of the Company's fiscal year to which such ~~performance goals~~Performance Goals and objectives relate.

ARTICLE XII
PERFORMANCE STOCK AWARDS

12.1 Award. A Performance Stock Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Performance Period subject to achievement of specified Performance Goals. At the time a Performance Stock Award is made, the Committee shall establish the Performance Period and applicable Performance Goals based on selected Performance Criteria. Each Performance Stock Award may have different Performance Goals, in the discretion of the Committee. A Performance Stock Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares unless and until the Holder shall receive a distribution of Shares pursuant to Section 11.3.

12.2 Terms and Conditions. At the time any Award is made under this Article XII, the Company and the Holder shall enter into a Performance Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Stock Agreement the Performance Period, selected Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of Shares pursuant to such Holder's Performance Stock Award and the number of Shares subject to such Performance Stock Award. Such distribution shall be subject to a "substantial risk of forfeiture" under Section 409A of the Code. If such Performance Goals are achieved, the distribution of Shares (or the payment of cash, as determined in the sole discretion of the Committee), shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company's fiscal year to which such goals and objectives relate. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Stock Awards that are not inconsistent with the other terms and provisions of the Plan. The terms and conditions of the respective Performance Stock Agreements need not be identical.

12.3 Distributions of Shares. The Holder of a Performance Stock Award shall be entitled to receive a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee, for each Performance Stock Award subject to such Performance Stock Agreement, if the Holder satisfies the applicable vesting requirement. ~~If necessary to satisfy the requirements of Code Section 162(m), if applicable, the achievement of such Performance Goals shall be certified in writing by the Committee prior to any payment.~~ Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company's fiscal year to which such performance goals and objectives relate.

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ARTICLE XIII
DISTRIBUTION EQUIVALENT RIGHTS

13.1 Award. A Distribution Equivalent Right shall entitle the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the specified period of the Award.

13.2 Terms and Conditions. At the time any Award is made under this Article XIII, the Company and the Holder shall enter into a Distribution Equivalent Rights Award Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate that are not inconsistent with the other terms and provisions of the Plan. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional Shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a "substantial risk of forfeiture" under Section 409A of the Code and, if such Award becomes vested, the distribution of such cash or Shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company's fiscal year in which the Holder's interest in the Award vests. Distribution Equivalent Rights Awards may be settled in cash or in Shares, as set forth in the applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award (other than an Option or a SAR), whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.

13.3 Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company's fiscal year in which such interest is credited and vested), at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.

ARTICLE XIV
STOCK APPRECIATION RIGHTS

14.1 Award. A Stock Appreciation Right shall constitute a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

14.2 Limitations on Exercise; Minimum Vesting Period. A Stock Appreciation Right shall vest and become exercisable in whole or in such installments and at such times as specified in the Stock Appreciation Right Agreement.

14.3 Terms and Conditions. At the time any Award is made under this Article XIV, the Company and the Holder shall enter into a Stock Appreciation Right Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may

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determine to be appropriate that are not inconsistent with the other terms and provisions of the Plan. The Committee shall set forth in the applicable Stock Appreciation Right Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the "Base Value") for the Stock Appreciation Right, which shall be not less than the Fair Market Value of an Share on the date of grant of the Stock Appreciation Right, (ii) the number of Shares subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of the portion of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of Shares having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:

(a) The excess of (i) the Fair Market Value of an Share on the date of exercise, over (ii) the Base Value, multiplied by,

(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.

14.4 Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right shall be granted at the same time as the related Option, and the following special rules shall apply:

(a) The Base Value shall be equal to or greater than the per Share exercise price under the related Option;

(b) The Tandem Stock Appreciation Right may be exercised for all or part of the Shares which are subject to the related Option, but solely upon the surrender by the Holder of the Holder's right to exercise the equivalent portion of the related Option (and when a Share is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be canceled);

(c) The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;

(d) The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per Share exercise price under the related Option and the Fair Market Value of the Shares subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of the Shares with respect to which the Tandem Stock Appreciation Right is exercised; and

(e) The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of the Shares subject to the related Option exceeds the per Share exercise price under the related Option.

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14.5 Prohibition Against Re-Pricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Stock Appreciation Right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Stock Appreciation Rights previously granted.

ARTICLE XV
RECAPITALIZATION OR REORGANIZATION

15.1 Adjustments to Shares. The shares with respect to which Awards may be granted under the Plan are Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of Shares underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of the Shares or the payment of an Share dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Shares, shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, shall be proportionately reduced, and the purchase price per Share shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XV, any adjustment made with respect to an Award (x) which is an Incentive Stock Option, shall comply with the requirements of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an "incentive stock option" for purposes of Section 422 of the Code, and (y) which is a Non-qualified Stock Option, shall comply with the requirements of Section 409A of the Code, and in no event shall any adjustment be made which would render any Non-qualified Stock Option granted under the Plan to become subject to Section 409A of the Code.

15.2 Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of Shares then covered by such Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Shares then covered by such Award.

15.3 Other Events. In the event of changes to the outstanding Shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XV, any outstanding Awards and any Award Agreements evidencing such Awards shall be adjusted by the Board in its discretion in such manner as the Board shall deem equitable or appropriate taking into consideration the applicable accounting and tax consequences, as to the number and price of Shares or other consideration subject to such Awards. In the event of any adjustment pursuant to Sections 15.1, 15.2 or this Section 15.3, the aggregate number of Shares available under the Plan pursuant to

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Section 5.1 ~~(and the Code Section 162(m) limit set forth therein)~~ may be appropriately adjusted by the Board, the determination of which shall be conclusive. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award. The number of Shares subject to any Award shall be rounded to the nearest whole number.

15.4 Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company's capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

15.5 No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Awards theretofore granted or the purchase price per Share, if applicable.

ARTICLE XVI
CHANGE OF CONTROL

16.1 Change of Control. The Committee may, in its sole discretion, at the time an Award is made or at any time prior to, coincident with or after the time of a Change of Control:

(b) provide for the purchase of any Awards from a Holder whose employment has been terminated as a result of a Change of Control, upon the Holder's request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable;

(c) provide for the termination of any then outstanding Awards or make any other adjustment to the Awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change; or

(d) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation following such Change of Control.

16.2 Termination of Service. For purposes of Sections 16.1(a) and (b), any Holder whose employment is terminated by the Company or the surviving corporation following a

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Change of Control, other than for Cause, prior to the first anniversary of a Change of Control, shall be deemed to have been terminated as a result of the Change of Control.

ARTICLE XVII
AMENDMENT AND TERMINATION OF PLAN

The Plan shall continue in effect, unless sooner terminated pursuant to this Article XVII, until the tenth (10th) anniversary of the Effective Date (except as to Awards outstanding on such date of termination). The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted; provided, however, that the Plan's termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to Holders, (ii) except as otherwise expressly provided in Article XV, materially increase the number of Shares subject to the Plan or the individual Award Agreements specified in Article V, (iii) materially modify the requirements for participation in the Plan, or (iv) amend, modify or suspend Section 7.8 (re-pricing prohibitions) or this Article XVII. In addition, no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder (unless such change is required in order to ~~cause the benefits under the Plan to qualify as "performance-based" compensation within the meaning of Section 162(m) of the Code or to~~ exempt the Plan or any Award from Section 409A of the Code).

ARTICLE XVIII
MISCELLANEOUS

18.1 No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

18.2 No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director's membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director's membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant's consulting engagement with the Company or an Affiliate at any time.

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18.3 Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or Shares issuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional Shares shall be delivered, nor shall any cash in lieu of fractional Shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

18.4 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

18.5 Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) where permitted under applicable tax rules, by gift to any Family Member of the Holder, subject to compliance with applicable laws. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder's guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 17.3 hereof.

18.6 Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder's death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder's lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder's beneficiary shall be the Holder's estate.

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18.7 Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

18.8 Section 162(m). The following conditions shall apply if it is intended that the requirements of Section 162(m) of the Code be satisfied such that Awards under the Plan which are made to Holders who are "covered employees" (as defined in Section 162(m) of the Code) shall constitute "performance-based" compensation within the meaning of Section 162(m) of the Code: Any Performance Goal(s) applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for "performance-based" compensation under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established. The Performance Criteria to be utilized under the Plan to establish Performance Goals shall consist of objective tests based on one or more of the following: earnings or earnings per share, cash flow or cash flow per share, operating cash flow or operating cash flow per share revenue growth, product revenue growth, financial return ratios (such as return on equity, return on investment and/or return on assets), share price performance, stockholder return, equity and/or value, operating income, operating margins, earnings before interest, taxes, depreciation and amortization, earnings, pre- or post-tax income, economic value added (or an equivalent metric), profit returns and margins, credit quality, sales growth, market share, working capital levels, comparisons with various share market indices, year-end cash, debt reduction, assets under management, operating efficiencies, strategic partnerships or transactions (including co-development, co-marketing, profit sharing, joint venture or other similar arrangements), and/or financing and other capital raising transaction. Performance criteria may be established on a Company-wide basis or with respect to one or more Company business units or divisions or subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. When establishing Performance Goals for the applicable Performance Period, the Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company's financial statements, notes to the Company's financial statements or management's discussion and analysis of financial condition and results of operations contained in the Company's most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act. Holders who are "covered employees" (as defined in Section 162(m) of the Code) shall be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) of the Code as so intended, such provision shall be construed or deemed amended to conform to the requirements

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~~or provisions of Section 162(m) of the Code. The Committee may postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under the Plan to prevent the Company or any subsidiary from being denied a federal income tax deduction, provided that such deferral satisfies the requirements of Section 409A of the Code. For purposes of the requirements of Treasury Regulation Section 1.162-27(e)(4)(i), the maximum aggregate amount that may be paid in cash during any calendar year to any one person (measured from the date of any payment) with respect to one or more Awards payable in cash shall be One Million Dollars ($1,000,000).~~

18.918.8 Section 409A. Notwithstanding any other provision of the Plan, the Committee shall have no authority to issue an Award under the Plan with terms and/or conditions which would cause such Award to constitute non-qualified "deferred compensation" under Section 409A of the Code unless such Award shall be structured to be exempt from or comply with all requirements of Code Section 409A. The Plan and all Award Agreements are intended to comply with the requirements of Section 409A of the Code (or to be exempt therefrom) and shall be so interpreted and construed and no amount shall be paid or distributed from the Plan unless and until such payment complies with all requirements of Code Section 409A. It is the intent of the Company that the provisions of this Agreement and all other plans and programs sponsored by the Company be interpreted to comply in all respects with Code Section 409A, however, the Company shall have no liability to the Holder, or any successor or beneficiary thereof, in the event taxes, penalties or excise taxes may ultimately be determined to be applicable to any payment or benefit received by the Holder or any successor or beneficiary thereof.

18.1018.9 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company's approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

18.1118.10 Other Benefit Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee's salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

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18.1218.11 Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

18.1318.12 Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

18.1418.13 Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

18.1518.14 No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award. Prior to receipt of Shares or a cash distribution pursuant to the terms of an Award, such Award shall represent an unfunded unsecured contractual obligation of the Company and the Holder shall have no greater claim to the Shares underlying such Award or any other assets of the Company or Affiliate than any other unsecured general creditor.

18.1618.15 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

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Annual Meeting of Stockholders 2023 Proxy Card - FAT Brands Inc.

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

The Board of Directors recommends you vote "FOR" each of the director nominees, and "FOR" Proposals 2, 3, and 4.

1. To elect the 14 nominees for director.

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)

☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW:

01 John S. Allen
02 Donald J. Berchtold
03 Lynne L. Collier
04 Tyler B. Child
05 Mark Elenowitz
06 James G. Ellis
07 Peter R. Feinstein
08 Matthew H. Green
09 John C. Metz
10 Carmen Vidal
11 Andrew A. Wiederhorn
12 Mason A. Wiederhorn
13 Taylor A. Wiederhorn
14 Thayer D. Wiederhorn

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

Date ____________ **Signature** ____________ **Signature, if held jointly** ____________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box at right and indicate your new address. ☐

* SPECIMEN * AC:ACCT999 90.00

FAT BRANDS INC.

Annual Meeting of Stockholders
December 14, 2023

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

(Continued and to be signed on Reverse Side)

TEST ISSUE REF 1999